                                                                   Exhibit 10.89


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                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                   CORUM REALTY, LIMITED PARTNERSHIP, SELLER

                       IMCLONE SYSTEMS INCORPORATED, BUYER


                         Dated: as of December 17, 2001



Property:         1181 Route 202
                  Block 68.04, Lot 2.01
                  Branchburg, New Jersey




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
                               TABLE OF CONTENTS

                                                                            PAGE

1.  Conveyance of Property ................................................   1
2.  Purchase Price ........................................................   2
3.  Seller's Covenants ....................................................   3
4.  Title to Real Estate ..................................................   3
5.  Due Diligence .........................................................   4
6.  Environmental Compliance ..............................................   3
7.  Closing of Title ......................................................   7
8   Leases and Sale of the Business .......................................   8
9.  Closing Documents .....................................................   9
10. Closing Adjustments and Costs .........................................  10
11. Seller's Representations and Warranties ...............................  10
12. Buyer's Representations ...............................................  12
13. Survival of Representations and Warranties ............................  12
14. Assessments ...........................................................  12
15. Risk of Loss ..........................................................  12
16. Condemnation ..........................................................  13
17. Brokers ...............................................................  13
18. Certificate of Occupancy and Zoning ...................................  13
19. Assignment ............................................................  14
20. Notices ...............................................................  14
21. Performance ...........................................................  14
22. Remedies ..............................................................  14
23. Governing Law .........................................................  14
24. Entire Agreement ......................................................  14
25. Recordation ...........................................................  15
26. Severability ..........................................................  15
27. Counterparts ..........................................................  15
28. Construction and Interpretation .......................................  15
29. Paragraph Headings ....................................................  15

                               EXHIBITS

Exhibit A      -   Description of Property

Exhibit B      -   Pre Closing Lease

Exhibit C      -   Post Closing Lease

                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is dated as of December---, 2001 by and between CORUM REALTY, LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o Highland Packaging Labs, Inc., 1181 Route 202, Somerville, New Jersey 08876 (the "Seller") and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, having an address at 180 Varick Street, New York, New York 10014 (the "Buyer").

                                    RECITALS

         A. The Seller is the record owner of the Property (as hereinafter defined).

         B. The Seller has agreed to sell, and the Buyer has agreed to purchase, the Property, all on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1.  Conveyance of Property:

                  (a) The Seller, for and in consideration of the Purchase Price (as hereinafter defined) to be paid and satisfied as hereinafter provided, and also in consideration of the mutual covenants and agreements of the parties hereinafter contained, shall sell and convey to the Buyer, and the Buyer shall purchase from the Seller, the Property, all in accordance with the terms of this Agreement.

                  (b) As used herein, the term "Property" means and includes (i) that certain parcel of land located in the Township of Branchburg, Somerset County, New Jersey known and designated as Block 68.04, Lot 2.01 and commonly known as 1181 Route 202 (the "Land") as more particularly described in Exhibit A attached hereto and made a part hereof; (ii) all buildings, structures and other improvements located on the Land (collectively, the "Improvements");
(iii) the appliances, fixtures, machinery, equipment and other tangible personal property owned by the Seller and located on the Land or the Improvements, including the personal property listed on Exhibit B attached hereto and made a part hereof (collectively, the "Personal Property") but excluding all inventory, movable trade equipment and moveable trade fixtures except as included on Exhibit B; (iv) to the extent assignable and to the extent the Buyer elects to take an assignment thereof, all agreements, if any, that relate to the ownership, maintenance and operation of the Property, including all amendments, modifications, consents and supplements thereto (collectively, the "Service Contracts"); (v) any and all (A) plans, models, drawings, specifications, surveys, architectural, engineering, soils, seismic, geological, environmental, marketing and demographic reports, studies and certificates, and other technical descriptions in Seller's possession (collectively, the "Plans"), (B) third-party warranties, guaranties and indemnities (collectively, the "Warranties"), and (C) licenses, permits, governmental approvals, utility commitments, utility rights, development rights or other similar rights (collectively, the "Licenses"); (vi) all right, title and interest, if any, of the Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land and in all strips, gores or rights-of-way, riparian rights and easements; and (vii) all other property, real, personal or mixed, owned or held by the Seller (or its representatives) which relates, in any way, to the design, construction, ownership, use, leasing, advertising, maintenance or operation of the Land, Buildings, Improvements, Personal Property, Service Contracts, Plans, Warranties and Licenses.

         2.  Purchase Price:

                  (a) In consideration for the conveyance of the Property as contemplated hereby, the Buyer shall pay to the Seller the sum of Seven Million ($7,000,000) Dollars (the "Purchase Price"). The Purchase Price shall be payable in the following manner:

                           (i)  Upon execution of this
                                Agreement for which this is a
                                receipt, via wire transfer
                                into the attorney trust
                                account of the escrow agent
                                designated in paragraph 2(b)
                                (the "Deposit")                  $  250,000.00

                           (ii)  Upon Closing of title as
                                 provided herein, the balance
                                 by certified check of the
                                 Buyer, bank treasurer's check
                                 or federal funds wire
                                 (subject to adjustment as
                                 hereinafter provided)
                                                                 $6,750,000.00
                                                                 -------------

                                    TOTAL                        $7,000,000.00
                                                                 =============

                  (b) The Seller's attorneys, Hoagland, Longo, Moran, Dunst & Doukas, shall act as escrow agent, shall hold the Deposit in escrow in an interest bearing account and shall apply same only in accordance with subparagraph 2(c) hereof.

                  (c) The Deposit, and interest earned thereon, shall be applied as follows:

                           (i)  In the event title to the Property closes
hereunder, the Deposit shall be applied against the Purchase Price, and the Deposit, together with all interest earned thereon, shall be released to the Seller;

                           (ii)  In the event that either party shall
terminate this Agreement pursuant to its terms, the Deposit, together with all interest earned thereon, shall be returned to the Buyer;

                           (iii) In the event that the Buyer shall fail to
close title to the Property when it shall be obligated to do so (after satisfaction of all contingencies contained herein for the benefit of the Buyer, and provided the Seller is not in default hereunder), the Deposit, and all interest earned thereon, shall be paid to the Seller as part of the liquidated damages to be paid to Seller as the Seller's sole and exclusive remedy pursuant to subparagraph 22(a) hereof;

                           (iv)  In the event that the Seller shall fail to
close title to the Property when it shall be obligated to do so (after satisfaction of all contingencies contained herein for the benefit of the Seller, and provided the Buyer is not in default hereunder), the Deposit, and all interest earned thereon, shall be returned to the Buyer, if so elected by the Buyer pursuant to subparagraph 22(b) hereof.

         3. Seller's Covenants: Between the date of the execution of this Agreement and the Closing, Seller shall:

                  (a) Maintain the Property in its present condition, ordinary wear and tear excepted;

                  (b) Maintain commercially reasonable limits of casualty, liability and hazard insurance with respect to the Property;

                  (c) Operate and manage the Property in the same manner done by Seller prior to the date hereof; provided, however, that Seller shall not enter into any leases or service contracts without Buyer's prior written consent, which Buyer may withhold in its sole and absolute discretion;

                  (d) Refrain from transferring or encumbering any part of the Property or permitting any changes to the zoning classification thereof; and

                  (e) Promptly after receipt furnish Buyer copies of all notices of violation by Seller or the Buyer of federal, state or municipal laws, ordinances, regulations, orders, or requirements of any governmental authorities.

         4.  Title to Real Estate:

                  (a) Title to the Property shall be conveyed by the Seller by Bargain and Sale Deed with Covenant As To Grantor's Acts, free and clear of all liens and encumbrances except for (i) municipal zoning ordinances and applicable governmental regulations, provided none of the foregoing will render title unmarketable or materially interfere with the Buyer's intended use of the Property, and (ii) current taxes not then due and payable ((i) and (ii) being collectively referred to as "Permitted Encumbrances"). The title to be conveyed shall be good and marketable, and insurable at ordinary rates by a title insurance company authorized to do business in New Jersey.

                  (b) Seller has delivered to the Buyer a copy of the most recent title report for the Property (the "Back Title"). The Buyer shall have thirty (30) days from the date hereof within which to obtain a title commitment and survey and to submit to the Seller a list of any objections to title (other than Permitted Encumbrances, which the Buyer agrees to take title subject to) (the "Title Objections"). If the Buyer does not submit Title Objections within said 30-day period, it shall have been deemed to have accepted the state of the title to the Property and to have waived any claims or defects which it might otherwise have raised. The Buyer shall have the further right to order a run-down title examination prior to Closing, at the Buyer's cost and expense, and to submit to the Seller any Title Objections which may have arisen since the initial title examination.

                  (c) Should the Buyer present Title Objections to the Seller as aforesaid, the Seller shall have five (5) days within which to advise the Buyer whether it will cure the Title Objections. If the Seller agrees to cure the Title Objections, it must do so to the satisfaction of the Buyer's title company at or prior to Closing. Notwithstanding the foregoing, the Seller shall have the obligation to cure any Title Objection that can be cured or removed by the payment of a liquidated sum of money. If the Seller advises the Buyer within said 5-day period that the Seller is unable or unwilling to cure the Title Objections, the Buyer may either (i) waive its Title Objections and proceed to Closing without abatement of the Purchase Price, or (ii) terminate this Agreement by notice to the Seller given not later than ten (10) days after receipt by the Buyer of notice from the Seller that the Seller is unable or unwilling to cure Title Objections. If the Seller does not respond to the Buyer within said 5-day period, the Seller shall be deemed to have agreed to cure or remove all such Title Objections.

                  (d) In the event that this Agreement is terminated by reason of the provisions contained in this Paragraph, the Buyer shall be entitled to receive from the Seller the return of the Deposit (together with all interest earned thereon) and reimbursement from the Seller of all actual costs and expenses theretofore incurred by the Buyer in connection with procuring a title report and survey.

         5.  Due Diligence:

                  (a) The Buyer shall have the right, during the thirty 30-day period commencing on the date hereof ("Due Diligence Period"), to conduct such due diligence reviews, tests, inspections and investigations with respect to the Property as the Buyer shall deem reasonably necessary in order to determine whether the Property is suitable for purchase by the Buyer. Such due diligence may include, without limitation, (A) a review of existing zoning and other ordinances applicable to the Property, (B) a review of the physical condition of the Improvements on the Property, including a structural inspection and an inspection of the systems serving the Property, and (C) a review of the environmental condition of the Property, including a Phase I environmental site assessment, a Phase II environmental site investigation and any and all other environmental tests and inspections deemed reasonably necessary or advisable. Buyer may, by notice to Seller's attorney prior to the expiration of such 30-day period, extend the Due Diligence Period for an additional ten (10) days if Buyer shall not have received all written reports and studies commissioned by Buyer during such 30-day period. Such extended Due Diligence Period shall be referred to herein as the "Extended Diligence Period".

                  (b) The Buyer may terminate this Agreement upon written notice to the Seller prior to the expiration of the Due Diligence Period or the Extended Diligence Period, as the case may be, if Buyer determines in its sole and absolute discretion the Property is not suitable for Buyer's intended use, or any condition exists which may materially interfere with Buyer's intended use of the Property or any portion thereof. In such event, this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to the Buyer and no party shall have any further rights or obligations hereunder except as expressly stated herein to the contrary.

                  (c) During the term of this Agreement, the Seller shall provide the Buyer and Buyer's agents, professionals and contractors reasonable access to the Property at reasonable hours.

                  (d) Throughout the term of this Agreement, Seller shall promptly make available to Buyer, its employees, agents, attorneys and other professionals, for inspection, review and copying, all information and documentation with respect to the Property in Seller's possession or control, either actual or constructive, as Buyer shall reasonably request. Without limiting the generality of the foregoing, Seller will deliver to Buyer contemporaneously with the execution and delivery of this Agreement copies of all agreements affecting the Property; all surveys, plans, and all engineering, environmental reports, copies of all leases, service agreements, insurance policies and copies of all permits. Seller represents that such materials and documents previously delivered to Buyer, together with those materials and documents which are being delivered to Buyer contemporaneously herewith, are all of the materials, documents and information relating to the Property that Seller has in its actual or constructive possession or control as of the date of this Agreement. Seller shall have the continuing obligation during the term of this Agreement to promptly deliver all such materials and documents as shall come into Seller's possession from time to time, whether in response to a current or previous request by Buyer, and as necessary to make Seller's foregoing representation continue to be true and current until Closing.

                  (e) The Buyer shall repair and restore any damage to the Property resulting from the Buyer's entry onto the Property during the Due Diligence Period pursuant to the provisions of this Paragraph.

         6.  Environmental Compliance:

                  (a) The Seller acknowledges and agrees that the Seller shall be responsible to take all necessary and required action in connection with, arising from or relating to compliance with the provisions of any Environmental Laws (as hereinafter defined) in connection with the sale and conveyance of the Property to the Buyer. Without limiting the generality of the foregoing, the Seller shall be responsible, at the Seller's cost, for complying with the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder ("ISRA"). In that regard, the Seller shall, prompt& after the date hereof, submit an Application/Affidavit to the New Jersey Department of Environmental Protection ("NJDEP") requesting a letter of nonapplicability from NJDEP (the "LNA") stating that the transaction contemplated hereby is not subject to the provisions of ISRA. The Seller shall deliver a copy of the LNA, together with a copy of the Application/Affidavit in request therefor, to the Buyer at or prior to Closing.

                  (b) In the event that the Seller is unable to obtain an LNA because the Property and/or the transaction is subject to ISRA, the Seller shall have the obligation to comply fully with the terms of ISRA (including without limitation to perform any remediation or other work necessary) and to deliver to the Buyer at or prior to Closing a "no further action" letter from

NJDEP. If Seller has not received a "no further action" letter from NJDEP pursuant to this subparagraph by the Closing Date, and if Seller has completed the remediation work described herein and shall have fulfilled all other obligations and conditions precedent to Closing as set forth in this Agreement, Seller may adjourn the Closing Date for sixty (60) days in order to obtain the above-referenced "no further action" letter from NJDEP. Notwithstanding the foregoing, if, in the Buyer's reasonable judgment, the Seller will be unable to complete such remediation work by the Closing Date, the Buyer shall have the right to terminate this Agreement upon written notice to the Seller.

                  (c) The Seller hereby represents that it has caused three (3) fuel oil underground storage tanks (the "USTs") located on the Property to be removed in accordance with all applicable Environmental Laws, and a UST Closure Report has been submitted to NJDEP, as more fully described in the "Phase I Environmental Site Assessment conducted of Highland Packaging Labs, Inc. for Corum Realty, L.P." dated October 30, 2001, prepared by TTI Environmental, Inc. At Closing, Seller shall provide Buyer with a "no further action" letter with respect to the removal of the USTs, provided, however, that if Seller has not received a "no further action" letter from NJDEP pursuant to this subparagraph by the Closing Date, and if Seller has fulfilled all other obligations and conditions precedent to Closing as set forth in this Agreement, Seller may adjourn the Closing Date for sixty (60) days in order to obtain the above-referenced "no further action" letter from NJDEP. The sixty (60) day adjournment set forth in subparagraph 6(b) and this subparagraph 6(c) shall run concurrently, such that Seller shall be entitled to no more than sixty (60) days of adjournment in the aggregate.

                  (d) The Seller hereby agrees to and shall indemnify and hold the Buyer harmless from and against any and all claims, liabilities, losses, damages, and costs, including without limitation, reasonable counsel, engineering and other professional or expert fees, which the Buyer may incur by reason of (i) the Seller's compliance with, or failure to comply with, the provisions of ISRA or any other Environmental Law or (ii) the environmental condition of the Property, including without limitation the existence of any hazardous substance or hazardous material (as defined in any Environmental Law) at the Property, prior to the Closing Date.

                  (e) As used herein, the term "Environmental Laws" means federal, state and local laws, ordinances, rules, regulations, court orders and common law related in any way to the protection of the environment, health or safety, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (Section)9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (Section)6901 et seq.; the Industrial Site Recovery Act, N.J.S.A. 13:lK-6 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the Underground Storage of Hazardous Substances Act, N.J.S.A. 58:l0A-21 et seq.; and the Solid Waste Management Act, N.J.S.A. 13:lE-1 et seq.; and such laws, ordinances, rules, regulations, court orders, judgments and common law which govern (A) the existence, cleanup and/or remedy of contamination on the Property; (B) the protection of the environment from spilled, deposited or otherwise emplaced contamination; (C) the control of hazardous substances or hazardous wastes; or (D) the use, generation, transport, treatment, removal, storage, discharge or recovery of hazardous substances or hazardous wastes, including building materials.

                  (f) The provisions of this Paragraph shall survive the Closing.

         7.       Closing of Title:

                  (a) The closing with respect to the transfer of title to the Property the ("Closing" or "Closing Date") shall take place at the offices of Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey, or at such place as the Buyer and the Seller may agree, at 10:00 a.m. in accordance with the following, as Buyer shall elect:

                  (i) a mutually convenient date within fifteen (15) days after the latest to occur of the expiration of the Due Diligence Period, the Extended Diligence Period or the period under paragraph 4(b) for delivery of Title Objections (but not earlier than January 2, 2002 without the Seller's consent, which consent shall not be unreasonably withheld or delayed), or

                  (ii) such earlier date (not prior to January 2, 2002 without the Seller's consent, which consent shall not be unreasonably withheld or delayed) as shall be set forth in a written notice from the Buyer to the Seller, such earlier date to be no earlier than five (5) days after the date of such written notice;

provided, however, that, notwithstanding the foregoing, the Buyer shall have no obligation to close title, and the Closing Date shall not occur, unless and until all conditions and contingencies set forth herein have been satisfied or waived in writing by the Buyer.

                  (b) On the Closing Date, Seller shall (i) deliver the Property to Buyer (1) in broom-clean condition, (2) free of all debris and other personal property not included in this sale other than Seller's personal property, which is to remain during the term of the Post Closing Lease (as defined below) and (3) in its current condition, ordinary wear and tear excepted; provided, however, that at Closing all building systems shall be in working order and the roof and foundation shall be free of leaks, and (ii) deliver possession to the Property to Buyer, free and clear of all rights of tenants, occupants and any other persons or entities, other than the rights of Seller, as tenant under the Post Closing Lease.

                  (c) Buyer's obligation to consummate the purchase of the Property is subject to the satisfaction, as of the Closing Date of each and every one of the following conditions precedent:

                   (i) As of the date of this Agreement and the Closing Date, each of Seller's representations and warranties contained herein shall be true and correct in all material respects.

                   (ii) As of the Closing Date, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, and shall have delivered all documents and other items required to be delivered by Seller under this Agreement.

                  (iii) As of the Closing Date, there shall exist no pending or threatened action, suit or proceeding with respect to Seller or the Property before or by any court, administrative agency or other governmental entity which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, the Property, this Agreement or the consummation of the sale and purchase of the Property.

                           (iv)  As of the Closing Date, the Property (1)
shall in all respects be in the same condition as it is on the date hereof, reasonable wear and tear excepted and (2) shall not be in violation of applicable laws, ordinances, codes or regulations (including without limitation any building, zoning, health or safety law, ordinance, code or regulation or any Environmental Law).

                           (v)   As of the Closing Date, (1) Seller is ready,
willing and able to deliver the quality of title to the Property required by this Agreement, and there shall not have arisen any new title matters which Buyer deems to be title objections and (2) there shall have been no change to the physical status of the Property from that shown on the survey (if any) of the Property obtained by Buyer.

         8.       Leases and Sale of the Business:

                  (a) Pre Closing Lease. Contemporaneously with the execution and delivery of this Agreement, the Seller, as landlord, and the Buyer, as tenant, are entering into a lease for a portion of the Property, which lease (the "Pre Closing Lease") is in the form annexed hereto as Exhibit C. In accordance with the Pre Closing Lease, the Buyer, as tenant, shall be entitled to use the portion of the Property specified therein for the uses permitted thereunder. The entering into of the Pre Closing Lease is a material inducement to the Buyer entering into this Agreement.

                  (b) Sale of the Business. The parties acknowledge that Highland Packaging Labs, Inc. ("Highland") operates a packaging operation (the "Business") at the Property. The Seller represents that Highland is under common control with Seller and is wholly owned by Seller's general partners. Seller further represents that Highland is currently marketing the Business for sale. In connection with the sale of the Business as a going concern, Highland will cause the buyer of the Business to remove all of Highland's inventory, trade equipment, trade fixtures, furniture and furnishings from the Property and Highland will thereupon surrender the Property in the condition required by, and in accordance with the provisions of, the Post Closing Lease (as defined below). If Highland shall not be successful in selling the Business as a going concern by March 31, 2002, the Seller will cause its general partners to cause Highland to arrange to sell by private sale and/or at auction all of Highland's inventory, trade equipment, trade fixtures, furniture and furnishings, or otherwise cause Highland to remove such items from the Property, and Highland shall, in such event, surrender the Property in the condition required by the Post Closing Lease by no later than April 30,2002.

                  (c) Post Closing Lease. At the Closing, the Buyer, as landlord, and Highland, as tenant, will enter into a lease for a portion of the Property, which lease (the "Post Closing Lease") is in the form annexed hereto as Exhibit D, and Highland will post a security deposit in the amount of $400,000 to be held in accordance with the terms of the Post Closing Lease. In accordance with the Post Closing Lease, Highland, as tenant, shall be entitled to use the portion of the Property specified therein for the uses permitted thereunder. The term of the

Post Closing Lease shall expire on April 30, 2002; provided, however, that the term of the Post Closing Lease may be extended through June 30, 2002 in accordance with the provisions of the Post Closing Lease if by March 3 1, 2002 Highland shall have given notice to the Buyer, as landlord, that Highland shall have entered into a contract to sell the Business as a going concern and Highland requires the extension of the Post Closing Lease to effectuate an orderly transfer of the assets of Highland to the buyer of the Business. The tenant's interest in the Post Closing Lease may be assigned by Highland to the buyer of the Business at (but not prior to) the closing of the sale of the Business; provided, that the Buyer shall have received no less than ten (10) days prior notice of such assignment, and further provided, that Highland shall not be relieved of any of its obligations under the Post Closing Lease and shall remain fully liable thereunder. The agreement of the Buyer to enter into of the Post Closing Lease with Highland is a material inducement to the Seller entering into this Agreement.

         9.       Closing Documents:

                  (a) At the Closing, the Seller will furnish the Buyer with the following documents:

                           (i)      Bargain and Sale Deed with Covenant As To
Grantor's Acts.

                           (ii)     Affidavit of Title in standard form.

                           (iii)    General Assignment and Bill of Sale selling,
transferring, conveying and assigning to the Buyer all of the Seller's right, title and interest in and to the personal property which is part of this sale, together with all permits, approvals, warranties, guaranties and other intangibles relating to or affecting the Property.

                           (iv)     A certificate, dated the Closing Date,
certifying that all of the representations and warranties of the Seller set forth in the Agreement are true, correct and complete on and as of the Closing Date as if made on the Closing Date.

                           (v)      A "non-foreign person" affidavit as required
by the Internal Revenue Code.

                           (vi)     A Form 1099 Information Statement as
required by the Internal Revenue Code.

                           (vii)    The most recent tax bills for the Property.

                           (viii)   Payoff letters or releases with respect to
any mortgages or liens encumbering the Property.

                           (ix)     A copy of any other documents required to
be delivered by the Seller under this Agreement if not theretofore delivered.

                           (x)  Any documents reasonably required by the Buyer's
title company in order to insure title.

                           (xi)  The LNA from NJDEP, or other evidence of
compliance with ISRA reasonably acceptable to the Buyer.

                           (xii)  The "no further action" letter from NJDEP with
respect to the removal of the underground storage tanks as required by subparagraph 6(c) hereof.

                           (xiii)  Evidence of due organization, incumbency and
authority as the title company and Buyer's attorneys shall reasonably require.

                           (xiv)  The Post Closing Lease.

                  (b) At the Closing, the Buyer shall furnish the Seller with the following:

                           (i)  The balance of the Purchase Price as provided
herein.

                           (ii)  A copy of any other documents required to be
delivered by the Buyer hereunder if not theretofore delivered.

                           (iii)  The Post Closing Lease.

         10.  Closing Adjustments and Costs:

                  (a) Real estate taxes, municipal water and sewer charges, if any, fuel oil, if any, and any other matter normally adjusted shall be apportioned and allowed as of the Closing Date.

                  (b) All recording or filing fees with respect to the removal of any liens or encumbrances on the Property, and all realty transfer fees, shall be paid by the Seller. All recording fees for the deed and all title insurance search fees and premiums shall be paid by the Buyer. Each party shall pay the fees of its respective counsel.

         11. Seller's Representations and Warranties: The Seller makes the following representations and warranties to the Buyer. As a condition to the Buyer's obligation to close title hereunder, all of the following representations and warranties by the Seller shall be true, correct and complete on and as of the Closing Date as if made on the Closing Date:

                  (a) Seller is a New Jersey limited partnership, duly organized and validly existing. H. Stuart and Mildred Campbell are the only general partners in Seller. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  (c) Seller is not in the hands of a receiver, and Seller has not committed any act of bankruptcy or insolvency.

                  (d) No special assessments have been levied or are threatened or pending against all or any part of the Property.

                  (e) Seller has no knowledge of any pending or threatened condemnation or similar proceedings affecting all or any part of the Property.

                  (f) There are no claims, causes of action, suits or other litigation or proceeding of any nature pending or, to the Seller's knowledge, threatened against Seller or the Property.

                  (g) There are no leases, occupancy agreements or similar agreements giving any person or entity any rights to use, occupy or operate on the Property or any portion thereof or otherwise affecting or relating to the Property other than the Pre Closing Lease.

                  (h) Other than this Agreement, there are no options or other written agreements with respect to the sale of all or any part of the Property, and no person or entity has any option, right of first refusal or right of first offer to purchase all or any part of the Property.

                  (i) There are no service contracts, maintenance contracts, management agreements or other contracts or agreements affecting or relating to the Property.

                  (j) Seller has not received any notice from any governmental authority having jurisdiction over the Property advising that the Property or any use or occupancy thereof is in violation of any applicable law, ordinance or regulation, including without limitation any environmental law or regulation or any zoning or other municipal ordinance.

                  (k) Seller has no actual knowledge of any material latent defects affecting the Property.

                  (l) There are no underground storage tanks at or under the Property, other than one (1) waste storage tank that was properly and legally decommissioned by a predecessor in title to the Seller, which decommissioned storage tank was filled with concrete by the Seller.

                  (m) To the best of Seller's knowledge, there does not exist on the Property any environmental condition or matter which would require remediation or other corrective action pursuant to any Environmental Law.

                  (n) Seller has not used, treated, stored or disposed of any hazardous materials, hazardous substances, hazardous wastes or toxic substances (as such terms are defined in any Environmental Law) at the Property in violation of any Environmental Law and, to the best of Seller's knowledge, no hazardous materials, hazardous substances, hazardous wastes or toxic substances have been used, treated, stored or disposed of at the Property in violation of any Environmental Law.

                  (o) The copies of all documents and other information relating to the Property which have been or will be provided by Seller to Buyer, are in all material respects, true, correct and complete.

         12. Buyer's Representations: The Buyer makes the following representations and warranties to the Seller. As a condition to the Seller's obligation to close title hereunder, all of the following representations and warranties by the Buyer shall be true, correct and complete on and as of the Closing Date as if made on the Closing Date:

                  (a) The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Buyer, this Agreement has been duly executed and delivered by the Buyer and this Agreement constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms.

         13. Survival of Representations and Warranties: Except as specifically provided for herein, the representations or warranties contained in this Agreement, the Exhibits to this Agreement and in any statement, instrument or certificate furnished pursuant to this Agreement shall survive the Closing for a period of two (2) years.

         14. Assessments: Assessments, if any, shall be paid and allowed by the Seller on account of the Purchase Price, if the improvement or work has been completed on or before the date of this Agreement. If the Property or any part thereof is subject to an assessment or assessments which are payable in annual installments, all unpaid installments of any such assessment which are to become due and payable after the Closing shall be deemed to be liens on the Property and shall be paid and discharged by the Seller at or prior to Closing. Unconfirmed assessments, if any, shall be paid by the Seller at or prior to Closing. Any assessments for work commenced after the Closing Date shall be the sole responsibility of the Buyer. The Seller does not know of any confirmed or unconfirmed assessments as of the date of this Agreement.

         15.      Risk of Loss:

                  (a) The risk of loss or damage to the Property by fire or other casualty until the Closing shall be the responsibility of the Seller. If prior to the Closing Date all or any part of the Property is damaged or destroyed in whole or in part by fire or other cause, the Buyer may, by written notice given to the Seller not more than ten (10) days after notice of such damage or destruction is received by the Buyer, terminate this Agreement. In the event the Buyer terminates this Agreement pursuant to this Paragraph, the Deposit, together with all interest earned thereon, shall be returned to the Buyer, this Agreement shall cease, terminate and come to an end, no party shall have any rights or liabilities against or to the other except as expressly set forth to the contrary herein.

                  (b) In the event this Agreement has not been terminated in accordance with the provisions of subparagraph (a) above, then the parties shall proceed to the Closing and the Seller shall credit on account of the Purchase Price an amount equal to the aggregate amount necessary to repair or restore the Property, as mutually determined in good faith by the Seller and the Buyer.

         16.      Condemnation:

                  (a) The Seller shall give the Buyer prompt notice of any actual or threatened taking or condemnation of all or any portion of the Property. If, prior to the Closing, there shall occur a taking or condemnation of all or any portion of the Property, or a deed has been given in lieu thereof, or, if there is pending any proceeding in condemnation or eminent domain for the taking or use of all or any substantial part of the Property, then, in such event, the Buyer may, at its option, terminate this Agreement by written notice given to the Seller within ten (10) days after the Buyer has received the notice referred to above or at the Closing, whichever is earlier. In the event the Buyer terminates this Agreement pursuant to this Paragraph, the Deposit, together with all interest earned thereon, shall be returned to the Buyer, this Agreement shall cease, terminate and come to an end, no party shall have any rights or liabilities against or to the other except as expressly set forth to the contrary herein.

                  (b) In the event this Agreement has not been terminated in accordance with the provisions of subparagraph (a) above, then the parties shall proceed to the Closing and the Seller shall credit on account of the Purchase Price an amount equal to the proceeds of any condemnation award received or to be received by the Seller. This provision shall survive the Closing.

         17. Brokers: The parties hereby represent to each other that there is no real estate agent, broker, finder or salesperson who participated in bringing about this transaction; provided, however, the parties acknowledge that Colliers Pinkard ("Colliers") contacted the parties during the course of negotiations at the request of the Buyer in the capacity as a consultant to the Buyer. The Buyer agrees to be solely responsible for the payment of any consulting fee due to Colliers in connection with this transaction pursuant to a separate written agreement. The parties agree to indemnify each other against any claim by any other real estate agent, broker, or salesperson for commission where such real estate agent, broker or salesperson claims a commission through dealings with the indemnifying party. This provision shall survive the Closing.

         18. Certificate of Occupancy and Zoning: The Seller shall, at the Seller's cost and expense, obtain and deliver to the Buyer at or prior to Closing a certificate of occupancy, zoning certificate or other zoning or building code approval or permit required by the Township of Branchburg in connection with the sale of the Property to the Buyer.

         19. Assignment: This Agreement may be assigned by the Buyer, without the consent of the Seller, to any entity which is owned or controlled by or under common control with the Buyer. Except as set forth in the previous sentence, this Agreement may not be assigned by the Buyer without the prior written consent of the Seller, which consent may not be unreasonably withheld or delayed. In connection with any assignment of this Agreement by the Buyer, the Buyer shall not be relieved of any of its obligations hereunder and shall remain fully liable hereunder.

         20. Notices: All notices required to be given hereunder shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service or by telecopy, to the parties to whom the notice is addressed, at the addresses stated above with a copy to the Seller's attorneys, Hoagland, Longo, Moran, Dunst & Doukas, 40 Paterson Street, P.O. Box 480, New Brunswick, New Jersey 08903, Attn: Gary Hoagland, Esq., and to the Buyer's attorneys, Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attn: Jeffrey M. Gussoff, Esq.

         21. Performance: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         22.      Remedies

                  (a) If the Buyer shall fail to close title to the Property when the Buyer shall be obligated to do so (after satisfaction of all contingencies contained herein for the benefit of the Buyer, and provided the Seller is not in default hereunder), then the Seller shall be entitled to be paid $700,000 as liquidated damages ("Liquidated Damages") as the Seller's sole and exclusive remedy. The Escrow Agent shall pay over to the Seller the Deposit and all interest earned thereon, on account of the Liquidated Damages and the Seller shall be entitled to pursue the Buyer for the balance of the Liquidated Damages. The Buyer acknowledges that this provision concerning liquidated damages is bona fide and does not constitute a penalty, it being acknowledged that the Seller will have sustained damages which are not capable of determination with mathematical precision.

                  (b) If the Seller shall fail to close title to the Property when it shall be obligated to do so pursuant to the provisions of this Agreement (after satisfaction of all contingencies contained herein for the benefit of the Seller, and provided the Buyer is not in default hereunder), then the Buyer shall be entitled either (i) to terminate this Agreement, receive a return of the Deposit (together with all interest earned thereon) and receive reimbursement from the Seller for all actual costs and expenses theretofore incurred by the Buyer in connection with procuring a title report and survey, or
(ii) to pursue any and all legal or equitable remedies it may have against the Seller, including without limitation specific performance or money damages.

         23. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         24. Entire Agreement: This Agreement and the exhibits annexed hereto contain the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed orally and may be changed only by an agreement in writing signed by all parties. There are no oral agreements between the Buyer and the Seller affecting this Agreement and this Agreement supersedes, and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof and none thereof shall be used to interpret or construe this Agreement. Further, it is understood that the parties hereto have entered into this Agreement with full knowledge of the subject matter hereof and this Agreement is not entered into based upon any representations with respect to value.

         25. Recordation: This Agreement shall not be recorded by the Buyer. The filing or recordation of this Agreement in violation of this provision shall be deemed a default of this Agreement. Nothing herein, however, shall be deemed to prohibit the filing of a standard Notice of Settlement in connection with this transaction.

         26. Severability: In the event that any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction, or by law, such determination will not render this Agreement invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.

         27. Counterparts: This Agreement may be signed in counterparts, all of which when taken together shall constitute a single agreement.

         28.      Construction and Interpretation:

                  (a) All references made and pronouns used in this Agreement shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

                  (b) The Buyer and the Seller agree that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

         29. Paragraph Headings: Paragraph headings contained in this Agreement are for convenience or reference only. They shall not be deemed to modify, limit, define or describe in any respect the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the first page hereof.


                                           SELLER:

                                           CORUM REALTY, LIMITED
                                               PARTNERSHIP



                                           By: /s/ Mildred C. Campbell
                                              ----------------------------------
                                              Name: Mildred C. Campbell
                                              Title: General Partner



                                           By: /s/ H. Stuart Campbell
                                              ----------------------------------
                                              Name: H. Stuart Campbell
                                              Title: General Partner




                                           BUYER:

                                           IMCLONE SYSTEMS INCORPORATED



                                           By: /s/ John B. Landes
                                              ----------------------------------
                                              Name: John B. Landes
                                              Title: General Counsel


ESCROW AGENT:

Hoagland, Longo, Moran, Dunst & Doukas



By: /s/ Gary J. Hoagland
   -------------------------------------
   Gary J. Hoagland, Partner

                                    EXHIBIT A

                             Description of Property

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Branchburg, County of Somerset, State of New Jersey, known and designated as Lot 2.01, Block 68.04, on the Tax Map of the Township of Branchburg, County of Somerset, State of New Jersey:

BEGINNING at a point in the southerly sideline of U.S. Route 202, said point being located along said southerly sideline a distance of 535.00 feet from the intersection of said southerly sideline with the projected easterly sideline of Chubb Way and from said point running; thence

(1) Along said southerly sideline of Route 202, North 64 degrees 59 minutes 00 seconds East, a distance of 610.95 feet to a point; thence

(2) South 25 degrees 01 minute 00 seconds East, a distance of 300.00 feet to a point; thence

(3) North 64 degrees 59 minutes 00 seconds East, a distance of 25.24 feet to a point; thence

(4) South 25 degrees 01 minute 00 seconds East, a distance of 215.50 feet to a point; thence

(5)  Running a new line, South 64 degrees 59 minutes West, a distance of
636.19 feet to a point; thence

(6) North 25 degrees 01 minutes 00 seconds West, a distance of 515.50 feet to a point, said point being the point and place of BEGINNING.

                                    EXHIBIT B

                  Personal Property/Equipment Included in Sale

1.       Boiler

          SYMBOL     MANUFACTURER           MODEL           MBH           SIN
          ------     ------------           -----           ---           ---
          B-l        American Standard      78-807-4        1282          B-D

2.       Main Electrical Switch Gear

         Electrical switch gear within the mechanical room includes the following:

                  1. 1200 AMP "HDP" main distribution panel 480/277 volt.

                  2. 100 AMP "D" 480/277-volt panel.

                  3. 100 AMP "C" 480/277-volt panel.

                  4. 15 KVA "Transformer" #1", Transformer 480 to 208/l20 volt.

                  5. 75 KVA "Transformer" #2, Transformer 480 to 208/l20 volt.

                  6. 250 AMP "B" panel, 120/208 volt.

                  7. 100 AMP "A" panel, 120/208 volt.

         The central offices have each have separate 45 KVA 480 volt to 120/208-volt transformers.

3.       Fire Pump

         A portion of the warehouse is equipped with an Early Suppression Fast Response Sprinkler System with coverage of 130 S.F. per head. This Early Suppression Fast Response System utilizes a 1000 GPM, 60 PSI, 55 BHP fire pump to increase the flow of water to the heads. The pump is located within the mechanical room.

4.      Electric Hot Water Heater, 120 Gallons, in the warehouse/packaging.

5.      HVAC

         SYMBO     MANUFACTURER       MODE         CFM      TONAG      HEATING
           L                            L                     E
         -----     ------------       ----         ---      -----      -------
         AC-1         TRANE          BU250       10,000      25        130MBH
         AC-2         TRANE           BU70        3,000       7        130MBH
         AC-3         TRANE           BU70        3,000       7        130MBH
         AC-4         TRANE           BU70        3,000       7        130MBH

         Two (2) circulating pumps, installed for baseboard radiation and heating coils.

         The nine (9) packaging rooms utilize roof top packaged units.

         Gas-Fired modular tubular radiant heat system installed under the roof and along the perimeter of the building.

         Two (2) wall mounted exhaust fans, combined with two (2) motorized, operated outside, intake louvers installed on south side (fans) and north side (louvers) of the warehouse area for quick purging of air.

                                    EXHIBIT C


                               Pre Closing Lease

                                PRE CLOSING LEASE

                                     BETWEEN

                  CORUM REALTY, LIMITED PARTNERSHIP, LANDLORD,

                                       AND

                      IMCLONE SYSTEMS INCORPORATED, TENANT,





                            AS OF DECEMBER 17, 2001

                               TABLE OF CONTENTS

                                                                            PAGE
1.  THE LEASED PROPERTY ...................................................   1
2.  TERM ..................................................................   1
3.  USE OF THE LEASED PROPERTY ............................................   2
4.  RENT AND ADDITIONAL RENT ..............................................   2
5.  INSURANCE .............................................................   4
6.  UTILITIES .............................................................   6
7   DESTRUCTION ...........................................................   6
8.  COMPLIANCE WITH LAWS ..................................................   6
9.  ALTERATIONS AND REPAIRS ...............................................   6
10. SIGNS .................................................................   8
11. ACCESS TO THE PROPERTY ................................................   8
12. ASSIGNMENT AND SUBLETTING .............................................   9
13. CONDEMNATION ..........................................................   9
14. ENVIRONMENTAL COMPLIANCE ..............................................  10
15. SURRENDER BY TENANT AT END OF TERM ....................................  12
16. EVENT OF DEFAULT BY TENANT/OTHER TENANT DEFAULTS ......................  13
17. SUBORDINATION .........................................................  14
18. QUIET ENJOYMENT .......................................................  15
19. CERTIFICATES ..........................................................  15
20. NOTICES ...............................................................  16
21. INTERPRETATION ........................................................  16
22. BROKERAGE REPRESENTATION ..............................................  17
23. ENTIRE AGREEMENT/ NO WAIVER ...........................................  17
24. NEW JERSEY LAW ........................................................  19
25. CONSENTS ..............................................................  19
26. LIMITATION OF LIABILITY AND INDEMNIFICATION ...........................  19
27. AUTHORITY .............................................................  21

                                PRE CLOSING LEASE

         THIS PRE CLOSING LEASE (this "Lease"), made as of the day of December, 2001, by and between CORUM REALTY, LIMITED PARTNERSHIP a New Jersey limited partnership, having an address c/o Highland Packaging Labs, Inc., 1181 Route 202, Somerville, New Jersey 08876 (the "Landlord"), and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, having an address at 180 Varick Street, New York, New York 10014 (the "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into an Agreement of Purchase and Sale of even date herewith (the "Agreement") whereby Landlord has agreed to sell to Tenant the Property (as defined in the Agreement), including, without limitation, the land and improvements commonly known as 1181 Route 202, Branchburg, Somerset County, New Jersey;

         WHEREAS, pending the Closing under, or the termination of, the Agreement, Landlord is hereby leasing to Tenant, and Tenant is hereby leasing from Landlord, a portion of the Property more fully described or depicted on Exhibit A hereto (the "Leased Property"), on the terms and conditions set forth herein, and subject to the provisions of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and commitments contained therein, the parties covenant and agree as follows:

         1. THE LEASED PROPERTY. Landlord, for and in consideration of the covenants and agreements hereinafter mentioned, reserved and contained, to be kept and performed by Tenant, does hereby demise and lease unto Tenant and Tenant does hereby lease and hire from Landlord, the Leased Property, together with access across, through and/or over portions of the Property as is and shall be necessary or advisable to allow Tenant to access the Leased Property for the purposes hereinafter provided. It is understood and agreed between the parties hereto that the Tenant has thoroughly inspected the Leased Property demised hereunder and, is thoroughly familiar with the condition of the Leased Property demised hereunder and agree to accept the Leased Property in its "as is, where is, with all faults" condition. Landlord makes no representations whatsoever with respect to the condition of Leased Property demised hereunder, except as specifically set forth in the Agreement.

         2. TERM. Landlord leases unto Tenant and Tenant hires from Landlord the Leased Property for the Term to commence on the Commencement Date, and to end on the Expiration Date. The "Commencement Date" shall be the date hereof. The "Expiration Date" shall be the earliest to occur of (a) the thirtieth (30th) day following the termination of the Agreement in accordance with its terms, (b) the date, if any, mutually agreed upon by the parties, (c) the closing date under the Agreement and (d) any other termination of this Lease in accordance with its terms.

         3.       USE OF THE LEASED PROPERTY.

         3.1 Use of the Leased Property. Tenant covenants and agrees to use the Leased Property only for the Permitted Use and at all times subject to the Approvals (as hereinafter defined), if any. The term "Permitted Use" means construction lay down, construction storage and parking of vehicles and equipment in connection with Tenant's construction being conducted on Tenant's property.

         3.2 Approvals. Tenant, at its cost and expense, shall duly procure and thereafter maintain all Approvals, if any, which shall be required for the proper and lawful conduct of the Permitted Use on the Leased Property or any part thereof, and Tenant shall furnish a photostatic copy thereof to Landlord upon Landlord's request therefor. The term "Approvals" means all governmental requirements and conditions relating to the Permitted Use. Tenant shall at all times comply with the terms and conditions of each such Approval. Landlord and Tenant agree to reasonably cooperate with each other in the obtaining of the necessary permits and approvals in connection with each other's operations.

         3.3 Reservation of Rights. Subject to the terms of the Agreement, Landlord reserves the right at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the street entrances, parking lots, roadways and driveways, as Landlord, in its sole and absolute discretion, shall deem necessary or desirable to comply with the requirements of any federal, state or local governmental agency, commission, board or political subdivision (each a "Regulatory Authority"). Landlord reserves the right, and Tenant shall permit Landlord, (i) to install, erect, use and maintain pipes, ducts and conduits in and through the Leased Property and (ii) to make such repairs, changes, alterations, additions and improvements in or to the Leased Property as Landlord is required to make by Regulatory Authorities. Landlord shall be allowed to take all materials into and upon the Leased Property that may be required in connection therewith without any liability to Tenant and without the same constituting an eviction of Tenant, in whole or in part, and without any abatement or reduction in Rent payable hereunder or any reduction of Tenant's covenants and obligations hereunder.

         4.       RENT AND ADDITIONAL RENT.

         4.1      Minimum Rent.

                  (a) The term "Rent" means all amounts payable by Tenant to Landlord hereunder, including minimum rent, if any, and Additional Rent (as hereinafter defined).

                  (b) If the Buyer under the Agreement purchases the Property pursuant to the Agreement, no minimum rent shall be payable by Tenant to Landlord in connection with this Lease.

                  (c) If the Agreement shall be terminated as a result of a default by Seller thereunder, no minimum rent shall be payable by Tenant to Landlord from the Commencement Date through thirty (30) days following the date of termination of the Agreement. Thereafter, Tenant shall pay Holdover Rent to Landlord pursuant to Section 15.4 below.

                  (d) If the Agreement shall be terminated by the Buyer pursuant to Sections 4(d), 5(b) or 6(b) thereunder, Tenant shall pay minimum rent to the Landlord in the amount of $6,500 per month, accrued retroactively from the Commencement Date through thirty (30) days following the date of termination of the Agreement. Thereafter, Tenant shall pay Holdover Rent to Landlord pursuant to Section 15.4 below.

                  (e) If the Agreement shall be terminated by the Seller pursuant to Section 21(b) of the Agreement as a result of a default by Buyer under the Agreement, Tenant shall pay minimum rent to the Landlord in the amount of $6,500 per month, accrued retroactively from the Commencement Date through thirty (30) days following the date of termination of the Agreement. Thereafter, Tenant shall pay Holdover Rent to Landlord pursuant to Section 15.4 below.

         4.2 Additional Rent. Any and all charges other than the minimum rent payable by Tenant under the various sections of this Lease, whether to Landlord or directly to other persons shall be referred to herein as "Additional Rent". Tenant shall provide Landlord with proof of payment thereof upon Landlord's request. In the event of non-payment of any item of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as is herein and at law provided for in case of non-payment of Rent.

         4.3 Operating Expenses. During the Term of this Lease, Tenant shall timely pay all costs and expenses paid relating to or allocable to the ownership, management, repair, maintenance, replacement, restoration or operation of the Leased Property (collectively, "Operating Expenses"), if any.

         4.4 Taxes. Landlord shall pay all Taxes. The term "Taxes" means the sum of the real- estate taxes and assessments, special assessments, impositions, and other governmental charges of every kind and nature whatsoever, extraordinary, as well as ordinary, unforeseen, as well as foreseen, and each and every installment thereof, which during the Term shall be charged, laid, levied, assessed, imposed, become due and payable, or liens upon the Property or any part thereof, by any federal, state or local authorities having jurisdiction thereto, and all taxes, assessments, imposition and charges levied or imposed in place of or in addition to any of the foregoing, together with all interest and penalties thereof, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of any Regulatory Authority. Taxes shall not include any federal, state or municipal income tax, or any profit, inheritance, estate, succession, gift, franchise or transfer tax imposed directly upon Landlord. The term "Tax Year" means each 12 month period (deemed for the purposes of this definition to have 365 days) established as the tax year by the taxing authorities having lawful jurisdiction over the Property.

         4.5      Security Deposit. [Intentionally omitted from the Pre Closing
Lease.]

         5.       INSURANCE.

         5.1 Tenant's Insurance. Tenant shall maintain during the term of this Lease the following coverages.

                  (a) Physical Damage Insurance covering (i) all of Tenant's property on the Leased Property, and (ii) any improvements, additions and alterations made to the Leased Property by Tenant (collectively, "Tenant Improvements").

                  (b) Comprehensive General Liability Insurance including Product/Completed Operations Liability, covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Leased Property, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Lease, for limits of liability not less than:

                           Bodily Injury and                  $1,000,000 each occurrence
                           Property Damage Liability          $1,000,000 annual aggregate

                           Personal Injury Liability          $1,000,000 each occurrence
                                                              $1,000,000 annual aggregate
                                                              0% Insured's participation

                  (c) Automobile Liability Insurance for all owned, nonowned and hired vehicles, covering the insured against claims of bodily injury and property damage with limits of liability not less than $1,000,000 each occurrence.

                  (d) Workers Compensation and Employer's Liability Insurance with limits of liability not less than:

                           Workers Compensation               Statutory Limits

                           Employer's Liability               $1,000,000/$1,000,000/$1,000,000

                  (e) Umbrella Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage with limits of liability of not less than $4,000,000 in excess of the limits provided in 5.1(b) and 5.1(c).

                  (f) Tenant shall carry and maintain during the entire term of this Lease, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article, and such other reasonable types of insurance coverage and in such reasonable amounts, as may be reasonably requested by Landlord.

         5.2 Compliance With Insurance Requirements. Tenant shall neither use the Leased Property nor permit the Leased Property to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Article; (b) cause a cancellation of or be in conflict with any such insurance policies; (c) result in a refusal by insurance companies of good standing to insure the Leased Property in amounts reasonably satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Leased Property. Tenant shall, at Tenant's expense, comply as to the Leased Property with all insurance company requirements pertaining to the use of the Leased Property. If Tenant's conduct or use of the Leased Property causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         5.3 Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

         5.4 Standards for Insurance. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as additional insureds; (ii) specifically cover the liability assumed by Tenant under this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of New Jersey; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver duplicate copies of said policy or policies or original certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

         6. UTILITIES. If Tenant shall require utility services, Tenant shall, at its own cost and expense, arrange for or provide utility connections and service to the Leased Property, and shall pay all utility meter, connection and service charges, including those for gas, sewer, electricity, water and standby sprinkler and any deposits required by utility suppliers. Landlord shall not be required to furnish any utilities to Tenant.

         7.       DESTRUCTION. [Intentionally omitted from the Pre Closing
Lease.]

         8. COMPLIANCE WITH LAWS. Tenant, at its expense, shall comply with the Approvals and with all laws, orders, ordinances, regulations and requirements of Regulatory Authorities and directions made pursuant to law by any public officer or officers which, in respect of the Leased Property or the use and occupancy thereof or the abatement of any nuisance in, on or about the Leased Property, shall impose any violation, order or duty upon Landlord or Tenant arising from (a) Tenant's occupancy, use or manner of use of the Leased Property, (b) any installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, or (d) any breach of any of Tenant's obligations hereunder. Tenant shall pay to Landlord, as Additional Rent hereunder, promptly upon being billed therefor, amounts equal to all costs, expenses, fines, penalties and damages which may be imposed upon or incurred by Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice that Tenant may receive of the violation of any law, ordinance, order, regulation, or requirement of any public authority or direction of any public officer or official applicable to the Leased Property.

         9.       ALTERATIONS AND REPAIRS.

         9.1      Tenant's Obligations to Repair and Maintain.

                  (a) Tenant, at its sole cost and expense, throughout the term of this Lease, shall keep and maintain in good working order and condition the Leased Property, the Tenant Improvements, the equipment, fixtures and appurtenances therein, and shall make all repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Leased Property as and when needed to keep and maintain them in good working order and condition. In addition, Tenant shall be responsible, at its sole cost and expense, for making all repairs, wherever on or with respect to the Leased Property occurring, the need for which is caused by or arises out of (i) the performance or existence of any Tenant's construction work or alterations, (ii) the moving of any property of Tenant in or out of the Property, and (iii) the acts, omission, neglect, improper conduct or other cause of Tenant or any of its permitted sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees.

                  (b) All repairs, maintenance and replacements which Tenant is responsible for pursuant to this Section shall be performed in accordance with the requirements of this Article. If Tenant fails to make any repairs, restorations or replacements for which Tenant is responsible under this Lease, Landlord, after notice to Tenant and reasonable opportunity to do so, except in an emergency when no notice shall be required, may (but shall not be obligated to) make same and Landlord's costs of doing so shall be collectible as Additional Rent hereunder and shall be paid by Tenant to Landlord within five
(5) days after rendition of Landlord's bill or statement therefor.

         9.2 Limitation in Liability. Except as otherwise may be expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Property.

         9.3      Tenant Changes.

                  (a) Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Leased Property ("Tenant Changes") or perform any other work without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant may perform such work as shall be necessary or advisable to prepare the Leased Property for the Permitted Use, including but not limited to, the eight foot high construction fence shown on Exhibit A. All Tenant Changes shall be done at Tenant's sole cost and expense at such times and in such manner as Landlord may from time to time designate and in full compliance with all laws, rules and regulations of all Regulatory Authorities.

                  (b) Prior to commencing any Tenant Changes or any other work pursuant to the provisions of this Article, and as a condition to Landlord granting its consent, Tenant shall furnish Landlord for its approval with (i) copies of all governmental permits and authorizations which may be required in connection with such work; (ii) a certificate evidencing that Tenant (or Tenant's contractors) has (have) procured Workers Compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord or Tenant; (iii) such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 6 hereof) as Landlord may reasonably require; (iv) to the extent permitted by law, unconditional waivers of mechanic's liens signed by contractors, subcontractors, materialmen and laborers to become involved in such work; and
(v) plans and specifications (including architectural, engineering, mechanical, electrical and plumbing drawings, if applicable) for the work to be done and copies of all contracts with contractors and subcontractors selected by Tenant.

         9.4      Mechanic's Lien.

                  (a) Tenant will not do any act or suffer any act which will, in any way, encumber the title of Landlord (or Tenant) in and to the Leased Property nor will the interest or estate of Landlord or Tenant in the Leased Property be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Tenant will not suffer or permit any liens to be filed against the Leased Property, or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Leased Property, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Leased Property, Tenant will cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bonding and if Tenant shall fail to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lien or and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable as Additional Rent on the date of payment or deposit as the case may be.

                  (b) Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Leased Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to a right to file any lien against Landlord's interest in the Leased Property.

         10. SIGNS. Subject to Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, Tenant may erect and maintain signs on the Leased Property as necessary or advisable for purposes of safety and compliance with applicable laws; provided, however, that all signs are consistent with the Approvals and comply with all laws, ordinances and regulations of Regulatory Authorities.

         11. ACCESS TO THE PROPERTY. Tenant shall permit Landlord or its agents to enter the Leased Property, at reasonable times, for the purpose of inspecting the Leased Property; provided, however, that Landlord shall be under no obligation to so inspect. Landlord agrees not to interfere with Tenant's business operations in exercising its rights hereunder and to give Tenant prior notice of its exercise of such rights. Tenant is and shall be in exclusive control and possession of the Leased Property as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any Leased Property or to any person happening on or about the Leased Property, nor for any injury or damage to the Leased Property, nor to any property of Tenant, or of any other person located on in the Leased Property. The provisions hereof permitting Landlord to enter and inspect the Leased Property are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof and to do such acts as Tenant shall fail to do.

         12.      ASSIGNMENT AND SUBLETTING.

         12.1     Prohibited Transfers.

                  (a) Tenant shall not, whether voluntarily or involuntarily, by operation of law or otherwise, without Landlord's consent, which Landlord may withhold in its sole and absolute discretion, (i) assign or otherwise transfer this Lease or any interest therein or offer or advertise to do so, (ii) sublet or suffer or permit the Leased Property or any part thereof to be used, occupied or utilized by anyone other than Tenant or offer or advertise to do so, or (iii) mortgage, pledge, encumber or otherwise hypothecate (any of which shall be referred to as a "Mortgaging") this Lease or the Leased Property or any part thereof in any manner whatsoever.

                  (b) The consent by Landlord to any assignment, subletting or mortgaging shall not in any manner be construed to relieve Tenant, or any assignee or sublessee from obtaining Landlord's prior express written consent to any other or further assignment, subletting, or Mortgaging. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or a portion of its sublet space, or otherwise suffer or permit the sub et space or any part thereof to be used or occupied by others.

         12.2 Transfers of Interests in Entities. For purposes of this Article, the transfer by any means of the legal or beneficial interests in either voting power, capital or profits in Tenant or in any corporation, partnership or other entity directly, or indirectly comprising Tenant, of the majority of the issued and outstanding capital stock of any corporate Tenant or subtenant, or the transfer of a majority of the beneficial interest in any other entity (partnership or otherwise) which is the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or a sublease, as the case may be. Tenant agrees to furnish Landlord with such information as Landlord may reasonably request from time to time in order to assure Landlord that neither Tenant nor any permitted subtenant have violated the provisions of this Article. Notwithstanding the foregoing, the trading of Tenant's shares on a public stock market shall not be a transfer or assignment in violation of this Article.

         13. CONDEMNATION. Each party shall give to the other prompt notice of any actual or threatened taking or condemnation of all or any portion of any of the Leased Property. If, during the Term of this Leased Lease, there shall occur a taking or condemnation of all or any substantial portion of the Property, or a deed has been given in lieu thereof, or, if there is pending any proceeding in condemnation or eminent domain for the taking or use of all or any substantial part of the Leased Property, then, in such event, this Lease shall terminate, in which event neither party shall have any further rights or obligations hereunder except as expressly set forth to the contrary herein. If there is a condemnation or taking of any Leased Property which is not deemed to be substantial, this Lease shall continue in effect. In any event, all damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Property, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee; provided, however, that Tenant shall, to the extent that same shall not reduce Landlord's award, be entitled to any award from the condemnor for loss of business and depreciation to, and cost of removal of, stock and fixtures. The terms "condemnation, " "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or by power of eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance.

         14.      ENVIRONMENTAL COMPLIANCE.

         14.1     Environmental Compliance.

                  (a) Tenant, at its expense, shall comply with all applicable Environmental Laws with respect to its use and occupancy of the Leased Property; provided, however, that nothing herein contained shall be construed as limiting or waiving any of Landlord's obligations as seller under the Agreement.

                  (b) No Hazardous Materials, shall be handled, upon, about, above or beneath the Leased Property or any portion thereof by or on behalf of Tenant, or its contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials customarily used in connection with the Permitted Use may be Handled at the Leased Property. Tenant's Hazardous Materials permitted by the foregoing sentence shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws. Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Property.

                  (c) Landlord and Tenant shall immediately notify the other if it receives: (i) any notices or correspondence from the NJDEP (as defined below) alleging the presence or release of any Hazardous Material in, on, around or under the Leased Property; or (ii) any information suggesting or demonstrating the release or presence of any Hazardous Material in, on, around or under the Leased Property.

         14.2     ISRA.

                  (a) Landlord and Tenant acknowledge that the Permitted Use may cause the Leased Property to be subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13: 1K-6 et seq. and the regulations promulgated thereunder and any successor legislation and regulations ("ISRA"). Except as set forth in the Agreement to be obligations of the Landlord, as seller, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element (the "Element") of the New Jersey Department of Environmental Protection ("NJDEP") in connection with any ISRA compliance required as a result of Tenant's use of the Leased Property. Tenant shall provide copies to Landlord of all materials submitted to and received from NJDEP pursuant to ISRA.

                  (b) Tenant's obligations under this Article shall arise if there is any "closing operations" or "transferring ownership or operations" of an "industrial establishment" as defined by ISRA, at the Leased Property if triggered by Tenant or by a "change in ownership" of Tenant as defined by ISRA; provided however, that as a result of the closing under the Agreement Tenant shall not be obligated to comply with ISRA separately from Landlord's pending application, unless required to do so by NJDEP, but Tenant shall file a General Information Notice (GIN) under the existing ISRA case number, if necessary. Prior to the expiration or sooner termination of this Lease, Tenant shall deliver to Landlord evidence of compliance with ISRA, or evidence that no compliance with ISRA is required, in the form of (i) a non-applicability determination, (ii) a de minimis quantity exemption as set forth in Section 9 of ISRA, (iii) an approved "No Further Action Letter" as defined by ISRA and issued by NJDEP, or (iv) a letter from NJDEP stating that an approved "Remedial Action Workplan" (as described in (c) below) has been completed and the Leased Property is in full compliance with ISRA.

                  (c) Should NJDEP determine that a "Remedial Action Workplan" as defined under ISRA, be prepared and/or that a "remediation", as defined under ISRA, be undertaken because of any spills or discharges of Hazardous Materials at the Leased Property which occur during the Term of this Lease and which spills are caused by Tenant, its agents, employees or independent contractors, then Tenant shall, at Tenant's own expense, prepare and submit the required information and provide the necessary "funding source" if required, as defined by ISRA, and carry out the approved remediation.

         14.3. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, actions, liabilities, losses, penalties, damages, fines, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel, engineers, other professionals or experts, including those to enforce this indemnity) of any kind whatsoever, foreseen or unforeseen, which Landlord may incur by reason of Tenant's failure to fulfill Tenant's obligations under this Article.

         14.4 Defined Terms. The following terms have the meanings ascribed thereto:

                 Environmental Laws. All now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment, including, without limitation, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) ("Spill Act"), the Solid Waste Management Act (N.J.S.A. 13:1E-1 et seq.), the Resource and Conservation Recovery Act (Section 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA").

                  Handle. Any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Substances. The term defined shall also include other verb forms of the verb "to handle".

                  Hazardous Materials or Hazardous Substances. Any toxic substances, hazardous wastes, or hazardous substances, as defined in or pursuant to any Environmental Law.

         14.5 Survival. Tenant's obligations and liabilities under this Article shall survive the expiration or earlier termination of this Lease.

         15.      SURRENDER BY TENANT AT END OF TERM.

         15.1     Termination.

                  (a) This Lease may be terminated upon mutual agreement of the parties.

                  (b) This Lease shall terminate: (i) in the event that the Agreement is terminated in accordance with its terms as a result of a material breach by a party thereto, in which event the Expiration Date of this Lease shall be the thirtieth (30th) day following the termination of the Agreement, or
(ii) in the event that this Lease is otherwise terminated in accordance with its terms, in which event the Expiration Date shall be the date on which this Lease is so terminated.

         15.2 Surrender by Tenant at End of Term. On the Expiration Date, or the earlier termination hereof, unless resulting from the Closing under the Agreement, Tenant shall peaceably and quietly surrender and deliver up to Landlord possession of the Property, vacant and broom clean, in as good condition and repair as at the Commencement Date, ordinary wear and tear and damage by condemnation excepted. By the Expiration Date or earlier termination hereof, Tenant shall remove from the Leased Property all personal property and chattels of Tenant.

         15.3 Landlord's Right to Remove. If Tenant fails to remove Tenant's personal property at such time as Landlord may be entitled to re-enter and take possession of the Leased

Property pursuant to any provision of this Lease, Landlord may remove Tenant's personal property from the Leased Property and to dispose of it or place it in a reasonably safe place of storage, such moving, disposal and storage to be at the sole cost and expense of Tenant. Tenant covenants and agrees to pay to Landlord all reasonable expenses which Landlord incurs for such removal, demolition, disposal and storage. Alternatively, at the option of Landlord, Tenant shall be deemed to have abandoned any or all of Tenant's personal property and the same may be disposed of or shall become the property of Landlord.

         15.4 Holdover Rent. If Tenant holds over or remains in possession of the Leased Property after the expiration of the Term or after any earlier termination of this Lease, such holding over or continued possession shall create only a month to month tenancy. Tenant recognizes and agrees that (i) the damage to Landlord resulting from any failure by Tenant to surrender the Leased Property timely will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement, and (ii) the minimum rent payable hereunder have been established in conjunction with and as part of the transactions contemplated by the Agreement, and absent the Agreement, Landlord would not have agreed to lease the Leased Property to Tenant at the monthly Rent payable theretofore payable hereunder. Therefore, Tenant shall pay rent for the period from the expiration or sooner termination of the Term of this Lease through and including the date when Tenant shall actually vacate and surrender the Leased Property in accordance with and as required by the provisions of this Lease, equal to the aggregate of (a) monthly rent at the rate of $13,000 per month ("Minimum Holdover Rent"), which the parties acknowledge is reasonable and fair compensation for the use of the Leased Property, and (b) Additional Rent specified in this Lease. The resulting month to month tenancy may be terminated at any time by either party as of the last day of any calendar month on not less than thirty (30) days' written notice given to the other party.

         16.      EVENT OF DEFAULT BY TENANT/OTHER TENANT DEFAULTS.

         16.1 Events of Default. If during the Term there shall occur any of the following events ("Events of Default"):

                  (a) if Tenant shall fail to pay Additional Rent within ten (10) days after written notice from Landlord; or

                  (b) In the event that Tenant shall fail to observe any other requirement, obligation, agreement, covenant or condition of this Lease, other than the Events of Default expressly set forth in Section 17.1(a), and any such failure shall continue for thirty (30) days after written notice from Landlord specifying the basis for such default, or if such failure cannot reasonably be remedied within such time period, if Tenant shall not diligently commence to remedy such failure within such thirty (30) day time period and thereafter prosecute the same to completion with diligence; or

                  (c) if the Agreement shall be terminated as a result of a default by Buyer thereunder ,then at any time following any of such Event of Default, Landlord, may give Tenant notice of termination of this Lease and take possession of the Property, using appropriate judicial process. The giving of such notice to Tenant shall terminate Tenant's right to possession of the Leased Property under this Lease without discharging Tenant from any of its liabilities hereunder.

         16.2 Conditions Precedent. This Lease shall automatically terminate without the requirement of any notice in the event that:

                  (a) either party shall have become insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a deed of trust or assignment for the benefit of creditors; or

                  (b) a petition in bankruptcy, insolvency, receivership, dissolution or similar proceeding shall have been commenced voluntarily by a party; or

                  (c) any such proceeding shall have been commenced involuntarily against a party and the same shall not have been dismissed or effectively stayed within sixty days from the commencement thereof.

         16.3 Right of Re-Entry. If Landlord elects to terminate Tenant's right to possession of the Leased Property under Section 16.1 following an Event of Default or under Section 16.2, Landlord shall re-enter and take possession of the Leased Property (using appropriate judicial process), and Tenant shall be obligated to pay to Landlord upon demand, and Landlord shall be entitled to recover of and from Tenant, (a) all Rent payable to the date of termination of Tenant's right to possession, plus (b) the cost to Landlord of all reasonable legal and other expenses and costs (including attorney's fees) incurred by Landlord in obtaining possession of the Leased Property, plus (c) any reasonable costs and expenses incurred in enforcing any provision of this Lease.

         17.      SUBORDINATION.

         17.1 Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to all mortgages which may now or hereafter affect the Property (any of the foregoing being herein referred to as a "Superior Mortgage") whether or not such Superior Mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Mortgages. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any certificate that Landlord, the holder of any Superior Mortgage, or any of their respective successors in interest may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

         17.2 Attornment. At the option of Landlord or any successor landlord, including the holder of any Superior Mortgage or the purchaser of the mortgaged premises in foreclosure who shall succeed to the Landlord's interest herein (collectively the "Successor Landlord"), Tenant agrees that neither the foreclosure of a Superior Mortgage, nor the institution of any suit, action, summary or other proceeding against the Landlord or any Successor Landlord, nor any foreclosure proceeding brought by the holder of any such Superior Mortgage to recover possession of the premises covered thereby, shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and at the option and upon the request of any such Successor Landlord, Tenant covenants and agrees to attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not:

                  (a) be liable for any previous act or omission of Landlord under this Lease;

                  (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; and

                  (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the Superior Mortgagee, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

         18. QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Property for the Term of this Lease, subject to the terms and conditions of this Lease.

         19. CERTIFICATES. Tenant and Landlord each agree at any time and from time to time during the Term of this Lease, within 30 days after written request from Landlord or Tenant, as applicable, to execute, acknowledge and deliver to the other party or to such third person as requested by such other party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Additional Rent has been paid in advance, if any, and stating whether or not, to the best of such certifying party's knowledge, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which such certifying party may have knowledge. Such third person shall have the right to rely upon the contents of any such written statement of Tenant or Landlord.

         20. NOTICES. Unless otherwise notified in writing to the contrary, any notice, election or request required or permitted by the terms hereof to be given by any party hereto shall be effectively delivered for all purposes if personally delivered or sent by certified or registered mail, return receipt requested, with first class postage prepaid, or by overnight delivery service with proof of delivery, and if directed to Landlord, properly addressed to it at the address for the Landlord set forth in the preamble of this Lease, with a copy of such notice to the Landlord's attorneys, Hoagland, Longo, Moran, Dunst & Doukas, 40 Paterson Street, P.O. Box 480, New Brunswick, New Jersey 08903, Attn:
Gary Hoagland, Esq., and if directed to Tenant, properly addressed to it at the address for the Tenant set forth in the preamble of this Lease, with a copy of such notice to the Tenant's attorneys, Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attn: Jeffrey M. Gussoff, Esq. Every notice, demand, request or other communication hereunder shall be deemed to have been given or served (a) at the time that the same shall be deposited with the overnight courier or deposited in the United States mails, postage prepaid, in the manner aforesaid, or (b) when received if delivered personally or sent by facsimile transmission.

         21. INTERPRETATION. Unless otherwise specified, the rules of construction set forth in this Article shall be applicable for all purposes of this Lease and all documents or instruments supplemental hereto:

                  (a) All references herein to numbered Articles, Sections, Subsections, Schedules or Exhibits are references to the Articles, Sections and Subsections hereof, and the Schedules and Exhibits attached hereto. The terms "include, " "including" and similar terms shall be construed as if followed by the phrase "without being limited to". Singular words include the plural and plural words include the singular. The term "person" shall include natural persons, firms, trusts, partnerships, corporations and any other public and private legal entities. The term "provisions" when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or." The terms "hereto," "herein, " "hereof," "hereunder" and similar terms shall refer to this Lease in its entirety, unless the context clearly indicates otherwise. Article, Section, Subsection, Schedule and Exhibit captions are used for convenience and reference only and in no way define, limit or affect the construction of the provisions hereof. No inference in favor of any party shall be drawn from the fact that such party has drafted any portion hereof. All recitals set forth in, and all schedules and exhibits to, this Lease are incorporated by reference in this Lease. The terms "lease" or "sublease" shall mean "lease, sublease, tenancy, subtenancy, letting, subletting, license or sublicense" and the term "tenant" shall mean "subtenant, lessee, sublessee, licensee, sublicensee or occupant." Words importing any gender or number shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or item requires. The term "the date hereof' or like term shall mean the date when a fully executed copy of this Lease has been delivered to both Landlord and Tenant (or their counsel).

                  (b) If any provision of this Lease is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Lease will not be materially and adversely affected thereby, such provision will be fully severable, this Lease will be construed and enforced as if such an illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Lease will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance.

                  (c) All of the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

                  (d) The parties hereto agree that they have mutually prepared and reviewed this Lease and no rules of construction shall be adversely applied against either as the preparer of this Lease.

                  (e) This Lease may be executed simultaneously in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. BROKERAGE REPRESENTATION. Tenant and Landlord each represents and warrants to the other that it knows of no person who is entitled to a commission or sum in lieu thereof in connection with the execution of this Lease or the creation of the tenancy effected by this Lease, and each agrees to save, defend and indemnify the other from and against any claims, costs or damages attributable to any misrepresentation or breach of warranty by the indemnitor hereunder.

         23.      ENTIRE AGREEMENT/ NO WAIVER.

         23.1 Entire Agreement. This Lease, and the exhibits attached hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior communications or writings with respect thereto and there are no oral or written understandings, representations or commitments of any kind, express or implied, which are not expressly set forth herein or in the Agreement.

         23.2 Modifications Must be in Writing. No oral or written modification of this Lease by any officer, agent or employee of Tenant or Landlord, either before or after execution of this Lease, shall be of any force or effect unless such modification is in writing and signed by both parties.

         23.3 No Waiver of Future Violations. The waiver of any breach or failure to enforce any of the terms, covenants or conditions of this Lease shall not in any way (a) affect, limit, modify or waive the future enforcement of such terms, covenants or conditions, or (b) constitute a waiver of any breach or failure of any other terms, covenants or conditions, any course of dealing or custom of the trade notwithstanding, or (c) prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation.

         23.4 No Waiver Upon Receipt of Rent. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept and deposit such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

         23.5 Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any acts required hereunder, other than the payment of Rent, or timely surrender of the Leased Property by Tenant, by reason of Force Majeure, then performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equal to the period of such delay. The term "Force Majeure" means any cause beyond a party's reasonable control, including Acts of God, strikes, blackouts, failure of power, labor troubles, shortage of materials or services, governmental preemption in connection with a national or local emergency, riots, insurrection, the act or failure to act of the other party, or by reason of any rule, order or regulation of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or similar emergency.

         23.6 Further Assurances. From time to time, at the Landlord's or the Tenant's reasonable request and without further consideration, the Tenant or the Landlord, as the case may be, shall execute and deliver such other instruments and take such other actions as the Landlord or the Tenant may request in order to more effectively convey, lease to, invest in the Tenant and to put the Tenant in possession and operating control of all or any part of the Leased Property, and to otherwise consummate the transactions contemplated hereby.

         23.7 Binding Effect. This Lease shall bind and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns.

         23.8 No Third Party Rights. This Lease shall not be construed to create any rights under this Lease in any third party, whether as a third party beneficiary or otherwise. Nothing contained herein may be relied upon or enforced by any person or entity other than the Landlord and the Tenant.

         23.9 No Recording. None of the parties hereto shall have any right to record or file this Lease or any memorandum or other document relating to this Lease prior to the Closing, except for a Notice of Settlement.

         24. NEW JERSEY LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Landlord and Tenant hereby mutually waive their rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Lease Property, and any claim of injury or damage. Tenant hereby waives, to the fullest extent permitted by law, the right to interpose any counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid Rent under this Lease.

         25. CONSENTS. In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies. Whenever Landlord's consent or approval is required under this Lease, and this Lease does not specify that such consent or approval shall not be unreasonably withheld or delayed, Landlord may determine whether to grant or withhold such consent or approval in its sole and absolute discretion, regardless of whether such refusal to consent or approve may be deemed arbitrary. Whenever this Lease requires Landlord's consent or approval, Tenant shall reimburse Landlord on demand as a condition to granting such consent or approval any costs that may be incurred in connection with reviewing the request for consent or approval, including, without limitation, reasonable attorneys' fees.

         26.      LIMITATION OF LIABILITY AND INDEMNIFICATION.

         26.1 Limitation on Liability. Landlord shall not be liable to Tenant for (a) any loss, injury or damage to property of Tenant or for any loss of or damage to any property of Tenant or others by theft or action by a third party, (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Leased Property or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, (c) any of the foregoing damage, loss or injury caused by operations in construction of any private, public or quasi-public work, or (d) any damage, loss or injury caused by or attributable, in whole or in part, to any latent defect in. the Leased Property.

         26.2 Indemnification. Tenant shall indemnify and hold harmless Landlord and all Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims, actions, liabilities, losses, penalties, damages, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel, including those to enforce this indemnity) (collectively the "Damages"), arising from or in connection with:

                  (a) the conduct or management of the Leased Property, or any work or thing whatsoever done, or any condition created in or about the Leased Property during the term of this Lease or any holdover period;

                  (b) any act, omission or negligence of Tenant or any of its permitted subtenants or permitted licensees or its or their partners, directors, officers, agents, employees or contractors;

                  (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the Leased Property; and

                  (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease.

In case any action or proceeding be brought against Landlord and/or any Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, at its expense, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or such Superior Mortgagee. The provisions of this Section 26.2 shall survive the expiration or earlier termination of this Lease.

         26.3 Landlord for the Time Being. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of the Leased Property, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. In no event shall any guardian, trustee, advisor, beneficiary, director, officer, partner, employee, owner or principal or any partner or other person or entity comprising the Landlord (collectively, the "Parties"), be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Leased Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

         27.      AUTHORITY.

         27.1 Landlord's Authority. Landlord covenants that Landlord is a limited partnership duly organized and validly existing under the laws of the State of New Jersey. This Lease is, all other agreements and documents to be delivered by the Landlord hereunder, when executed and delivered by the Landlord in accordance with the provisions hereof and thereof, will valid and binding obligations of the Landlord enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         27.2 Tenant's Authority. Tenant covenants that Tenant is a corporation duly organized and validly existing under the laws of the State of Delaware, and that Tenant is duly authorized to enter into this Lease. This Lease is, and all other agreements and documents to delivered by Tenant hereunder are valid and binding obligations of Tenant enforceable accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to affecting the enforcement of creditors' rights generally or by general principles of equity.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized representations and, if applicable, and attested, all as of the day and year first above written.


                                           CORUM REALTY, LIMITED
                                               PARTNERSHIP



                                           By:
                                              ----------------------------------
                                              Name: Mildred C. Campbell
                                              Title: General Partner



                                           By:
                                              ----------------------------------
                                              Name: H. Stuart Campbell
                                              Title: General Partner


                                           IMCLONE SYSTEMS INCORPORATED



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                           Exhibit A - Leased Property

The Leased Property consists of the hatched area marked in the diagram below:






                          [LEASED PROPERTY BLUEPRINT]

                                    EXHIBIT D


                               Post Closing Lease

                               POST CLOSING LEASE

                                     between

                     IMCLONE SYSTEMS INCORPORATED, landlord,

                                       and

                     HIGHLAND PACKAGING LABS, INC., tenant,



                              As of January , 2002

                               TABLE OF CONTENTS

                                                                            PAGE
1.  THE LEASED PROPERTY ...................................................   1
2.  TERM ..................................................................   2
3.  USE OF THE LEASED PROPERTY ............................................   2
4.  RENT AND ADDITIONAL RENT ..............................................   3
5.  INSURANCE .............................................................   4
6.  UTILITIES .............................................................   6
7   DESTRUCTION ...........................................................   6
8.  COMPLIANCE WITH LAWS ..................................................   6
9.  ALTERATIONS AND REPAIRS ...............................................   7
10. SIGNS .................................................................   8
11. ACCESS TO THE PROPERTY ................................................   8
12. ASSIGNMENT AND SUBLETTING .............................................   9
13. CONDEMNATION ..........................................................  10
14. ENVIRONMENTAL COMPLIANCE ..............................................  10
15. SURRENDER BY TENANT AT END OF TERM ....................................  12
16. EVENT OF DEFAULT BY TENANT/OTHER TENANT DEFAULTS ......................  13
17. SUBORDINATION .........................................................  14
18. QUIET ENJOYMENT .......................................................  15
19. CERTIFICATES ..........................................................  15
20. NOTICES ...............................................................  16
21. INTERPRETATION ........................................................  16
22. BROKERAGE REPRESENTATION ..............................................  17
23. ENTIRE AGREEMENT/ NO WAIVER ...........................................  17
24. NEW JERSEY LAW ........................................................  19
25. CONSENTS ..............................................................  19
26. LIMITATION OF LIABILITY AND INDEMNIFICATION ...........................  19
27. AUTHORITY .............................................................  21

                               POST CLOSING LEASE

         THIS POST CLOSING LEASE (this "Lease"), made as of the ____ th day of January, 2002, by and between IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, having an address at 180 Varick Street, New York, New York 10014 (the "Landlord"), and HIGHLAND PACKAGING LABS, INC., a New Jersey corporation, having an address at 1181 Route 202, Somerville, New Jersey 08876 (the "Tenant").

                                   WITNESSETH:

         WHEREAS, contemporaneously with the execution and delivery hereof and pursuant to an Agreement of Purchase and Sale dated as of December ___, 2001, (the "Agreement"), Landlord has purchased from Corum Realty, Limited Partnership ("Corum"), the Property (as defined in the Agreement), including, without limitation, the land and improvements commonly known as 1181 Route 202, Branchburg, Somerset County, New Jersey; and

         WHEREAS, Tenant operates a packaging operation (the "Business") at a portion of the Property; and

         WHEREAS, Tenant is under common control with Corum and is wholly owned by Corum's general partners; and

         WHEREAS, Tenant is currently marketing the Business for sale as a going concern and desires to occupy the Leased Property for the term provided herein in order to effect such sale or to otherwise liquidate the Business; and

         WHEREAS, Landlord is hereby leasing to Tenant, and Tenant is hereby leasing from Landlord, a portion of the Property more fully described or depicted on Exhibit A hereto (the "Leased Property"), on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and commitments contained therein, the parties covenant and agree as follows:

         1. THE LEASED PROPERTY. Landlord, for and in consideration of the covenants and agreements hereinafter mentioned, reserved and contained, to be kept and performed by Tenant, does hereby demise and lease unto Tenant and Tenant does hereby lease and hire from Landlord, the Leased Property, together with access across, through and/or over portions of the Property as is and shall be necessary or advisable to allow Tenant to access the Leased Property for the purposes hereinafter provided. It is understood and agreed between the parties hereto that the Tenant has thoroughly inspected the Leased Property demised hereunder and, is thoroughly familiar with the condition of the Leased Property demised hereunder and agree to accept the Leased Property in its "as is, where is, with all faults" condition. Landlord makes no representations whatsoever with respect to the condition of Leased Property demised hereunder.

          2. TERM. Landlord leases unto Tenant and Tenant hires from Landlord the Leased Property for the Term to commence on the Commencement Date, and to end on the Expiration Date. The "Commencement Date" shall be the date hereof. The "Expiration Date" shall be the earliest to occur of (a) April 30, 2002; unless the term of this Lease is extended through June 30, 2002 in accordance with Paragraph 15 hereof (b) the date, if any, mutually agreed upon by the parties and (c) any other termination of this Lease in accordance with its terms.

         3. USE OF THE LEASED PROPERTY.

         3.1 Use of the Leased Property. Tenant covenants and agrees to use the Leased Property only for the Permitted Use and at all times subject to the Approvals (as hereinafter defined), if any. The term "Permitted Use" means the operation of the Business, and for no other use whatsoever.

         3.2 Approvals. Tenant, at its cost and expense, shall duly procure and thereafter maintain all Approvals, if any, which shall be required for the proper and lawful conduct of the Permitted Use on the Leased Property or any part thereof, and Tenant shall furnish a photostatic copy thereof to Landlord upon Landlord's request therefor. The term "Approvals" means all governmental requirements and conditions relating to the Permitted Use. Tenant shall at all times comply with the terms and conditions of each such Approval. Landlord and Tenant agree to reasonably cooperate with each other in the obtaining of the necessary permits and approvals in connection with each other's operations.

         3.3 Reservation of Rights. Landlord reserves the right at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the street entrances, parking lots, roadways and driveways, as Landlord, in its sole and absolute discretion, shall deem necessary or desirable to comply with the requirements of any federal, state or local governmental agency, commission, board or political subdivision (each a "Regulatory Authority"). Landlord reserves the right, and Tenant shall permit Landlord, (i) to install, erect, use and maintain pipes, ducts and conduits in and through the Leased Property and (ii) to make such repairs, changes, alterations, additions and improvements in or to the Leased Property as Landlord is required to make by Regulatory Authorities. Landlord shall be allowed to take all materials into and upon the Leased Property that may be required in connection therewith without any liability to Tenant and without the same constituting an eviction of Tenant, in whole or in part, and without any abatement or reduction in Rent payable hereunder or any reduction of Tenant's covenants and obligations hereunder.

         4. RENT AND ADDITIONAL RENT.

         4.1 Minimum Rent.

            No minimum rent shall be payable by Tenant to Landlord in connection with this Lease. The term "Rent" means all amounts payable by Tenant to Landlord hereunder, including minimum rent, if any, and Additional Rent (as hereinafter defined).

         4.2 Additional Rent. Any and all charges other than the minimum rent payable by Tenant under the various sections of this Lease, whether to Landlord or directly to other persons shall be referred to herein as "Additional Rent". Tenant shall provide Landlord with proof of payment thereof upon Landlord's request. In the event of non-payment of any item of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as is herein and at law provided for in case of non-payment of Rent.

         4.3 Operating Expenses. During the Term of this Lease, Tenant shall timely pay (a) by direct contract or by reimbursement of Landlord promptly after demand all costs and expenses relating to or allocable to the ownership, management, repair, maintenance, replacement, restoration or operation of the Leased Property (collectively, "LP Operating Expenses"), if any, and (b) by reimbursement of Landlord promptly after demand, Tenant's Proportionate Share (as defined below) of all costs and relating to or allocable to the ownership, management, repair, maintenance, replacement, restoration or operation of the portion of the Property not constituting the Leased Property (collectively, the "Property Operating Expenses").

         4.4 Tenant's Proportionate Share. Tenant's Proportionate Share shall be equal to one hundred (100%) percent.

         4.5 Taxes. Tenant shall pay to Landlord promptly after demand Tenant's Proportionate Share of all Taxes. The term "Taxes" means the sum of the real estate taxes and assessments, special assessments, impositions, and other governmental charges of every kind and nature whatsoever, extraordinary, as well as ordinary, unforeseen, as well as foreseen, and each and every installment thereof, which during the Term shall be charged, laid, levied, assessed, imposed, become due and payable, or liens upon the Property or any part thereof, by any federal, state or local authorities having jurisdiction thereto, and all taxes, assessments, imposition and charges levied or imposed in place of or in addition to any of the foregoing, together with all interest and penalties thereof, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of any Regulatory Authority. Taxes shall not include any federal, state or municipal income tax, or any profit, inheritance, estate, succession, gift, franchise or transfer tax imposed directly upon Landlord. The term "Tax Year" means each 12 month period (deemed for the purposes of this definition to have 365 days) established as the tax year by the taxing authorities having lawful jurisdiction over the Property.

         4.6 Security Deposit. Contemporaneously with the execution and delivery hereof, Tenant has deposited with Landlord a security deposit in the amount of $400,000 for the payment of Rent and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed hereunder. In the event Tenant defaults in respect to any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages resulting from Tenant's failing to timely and properly vacate the Leased Property on the Expiration Date, whether such damages accrued before or after summary proceedings or other re-entry by Landlord. Subject to the provisions of this Section 4.6, said sum (or the balance thereof) shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Rent. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained, so that Landlord shall have the full security on hand at all times during the term of this Lease. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

         5. INSURANCE.

         5.1 Tenant's Insurance. Tenant shall maintain during the term of this Lease the following coverages.

                  (a) Physical Damage Insurance covering (i) all of Tenant's property on the Leased Property, and (ii) any improvements, additions and alterations made to the Leased Property by Tenant (collectively, "Tenant Improvements").

                  (b) Comprehensive General Liability Insurance including Product/Completed Operations Liability, covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Leased Property, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Lease, for limits of liability not less than:

                      Bodily Injury and              $1,000,000 each occurrence
                      Property Damage Liability      $1,000,000 annual aggregate

                      Personal Injury Liability      $1,000,000 each occurrence
                                                     $1,000,000 annual aggregate
                                                     0% Insured's participation

         (c) Automobile Liability Insurance for all owned, nonowned and hired vehicles, covering the insured against claims of bodily injury and property damage with limits of liability not less than $1,000,000 each occurrence.

         (d) Workers Compensation and Employer's Liability Insurance with limits of liability not less than:

             Workers Compensation               Statutory Limits

             Employer's Liability               $1,000,000/$1,000,000/$1,000,000


         (e) Umbrella Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage with limits of liability of not less than $4,000,000 in excess of the limits provided in 5.1(b) and 5.1(c).

         (f) Tenant shall carry and maintain during the entire term of this Lease, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article, and such other reasonable types of insurance coverage and in such reasonable amounts, as may be reasonably requested by Landlord.

         5.2 Compliance With Insurance Requirements. Tenant shall neither use the Leased Property nor permit the Leased Property to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Article; (b) cause a cancellation of or be in conflict with any such insurance policies; (c) result in a refusal by insurance companies of good standing to insure the Leased Property in amounts reasonably satisfactory to Landlord; or
(d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Leased Property. Tenant shall, at Tenant's expense, comply as to the Leased Property with all insurance company requirements pertaining to the use of the Leased Property. If Tenant's conduct or use of the Leased Property causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) AND with any similar body.

         5.3 Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

         5.4 Standards for Insurance. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as additional insureds; (ii) specifically cover the liability assumed by Tenant under this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of New Jersey; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver duplicate copies of said policy or policies or original certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five
(5) days after delivery to Tenant of bills therefor.

         6. UTILITIES. Tenant shall pay all utility meter, connection and service charges, including those for gas, sewer, electricity, water and standby sprinkler and any deposits required by utility suppliers. Landlord shall not be required to furnish any utilities to Tenant.

         7. DESTRUCTION. If at any time during the term hereof the Leased Property shall be damaged or destroyed in whole or in part by fire or other casualty or by the elements, Tenant shall give notice thereof to Landlord. Landlord, at Landlord's option, may terminate this Lease upon notice to Tenant and Tenant shall have thirty (30) days after the giving of such notice to vacate and surrender the Leased Property to Landlord.

         8. COMPLIANCE WITH LAWS. Tenant, at its expense, shall comply with the Approvals and with all laws, orders, ordinances, regulations and requirements of Regulatory Authorities and directions made pursuant to law by any public officer or officers which, in respect of the Leased Property or the use and occupancy thereof or the abatement of any nuisance in, on or about the Leased Property, shall impose any violation, order or duty upon Landlord or Tenant arising from
(a) Tenant's occupancy, use or manner of use of the Leased Property, (b) any installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, or (d) any breach of any of Tenant's obligations hereunder. Tenant shall pay to Landlord, as Additional Rent hereunder, promptly upon being billed therefor, amounts equal to all costs, expenses, fines, penalties and damages which may be imposed upon or incurred by Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice that Tenant may receive of the violation of any law, ordinance, order, regulation, or requirement of any public authority or direction of any public officer or official applicable to the Leased Property.

         9. ALTERATIONS AND REPAIRS.

         9.1 Tenant's Obligations to Repair and Maintain.

                  (a) Tenant, at its sole cost and expense, throughout the term of this Lease, shall keep and maintain in good working order and condition the Leased Property, the Tenant Improvements, the equipment, fixtures and appurtenances therein, and shall make all repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Leased Property as and when needed to keep and maintain them in good working order and condition. In addition, Tenant shall be responsible, at its sole cost and expense, for making all repairs, wherever on or with respect to the Leased Property occurring, the need for which is caused by or arises out of (i) the performance or existence of any Tenant's construction work or alterations, (ii) the moving of any property of Tenant in or out of the Property, and (iii) the acts, omission, neglect, improper conduct or other cause of Tenant or any of its permitted sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees.

                  (b) All repairs, maintenance and replacements which Tenant is responsible for pursuant to this Section shall be performed in accordance with the requirements of this Article. If Tenant fails to make any repairs, restorations or replacements for which Tenant is responsible under this Lease, Landlord, after notice to Tenant and reasonable opportunity to do so, except in an emergency when no notice shall be required, may (but shall not be obligated to) make same and Landlord's costs of doing so shall be collectible as Additional Rent hereunder and shall be paid by Tenant to Landlord within five
(5) days after rendition of Landlord's bill or statement therefor.

         9.2 Limitation in Liability. Except as otherwise may be expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Property.

         9.3 Tenant Changes. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Leased Property.

         9.4 Mechanic's Lien.

                  (a) Tenant will not do any act or suffer any act which will, in any way, encumber the title of Landlord (or Tenant) in and to the Leased Property nor will the interest or estate of Landlord or Tenant in the Leased Property be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Tenant will not suffer or permit any liens to be filed against the Leased Property, or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Leased

Property, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Leased Property, Tenant will cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bonding and if Tenant shall fail to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lien or and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable as Additional Rent on the date of payment or deposit as the case may be.

                  (b) Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Leased Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to a right to file any lien against Landlord's interest in the Leased Property.

         10. SIGNS. Tenant may maintain its currently existing exterior and interior signs on the Leased Property; provided, however, that such signs are consistent with the Approvals and comply with all laws, ordinances and regulations of Regulatory Authorities.

         11. ACCESS TO THE PROPERTY. Tenant shall permit Landlord or its agents to enter the Leased Property, at reasonable times, for the purpose of inspecting the Leased Property; provided, however, that Landlord shall be under no obligation to so inspect. Landlord agrees not to interfere with Tenant's business operations in exercising its rights hereunder and to give Tenant prior notice of its exercise of such rights. Tenant is and shall be in exclusive control and possession of the Leased Property as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any Leased Property or to any person happening on or about the Leased Property, nor for any injury or damage to the Leased Property, nor to any property of Tenant, or of any other person located on in the Leased Property. The provisions hereof permitting Landlord to enter and inspect the Leased Property are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof and to do such acts as Tenant shall fail to do.

         12. ASSIGNMENT AND SUBLETTING.

         12.1 Prohibited Transfers.

                  (a) Tenant shall not, whether voluntarily or involuntarily, by operation of law or otherwise, without Landlord's consent, which Landlord may withhold in its sole and absolute discretion, (i) assign or otherwise transfer this Lease or any interest therein or offer or advertise to do so, except as set forth in Section 12.3 below; and (ii) sublet or suffer or permit the Leased Property or any part thereof to be used, occupied or utilized by anyone other than Tenant or offer or advertise to do so, or (iii) mortgage, pledge, encumber or otherwise hypothecate (any of which shall be referred to as a "Mortgaging") this Lease or the Leased Property or any part thereof in any manner whatsoever.

                  (b) The consent by Landlord to any assignment, subletting or mortgaging shall not in any manner be construed to relieve Tenant, or any assignee or sublessee from obtaining Landlord's prior express written consent to any other or further assignment, subletting, or Mortgaging. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or a portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others.

         12.2 Transfers of Interests in Entities. For purposes of this Article, the transfer by any means of the legal or beneficial interests in either voting power, capital or profits in Tenant or in any corporation, partnership or other entity directly, or indirectly comprising Tenant, of the majority of the issued and outstanding capital stock of any corporate Tenant or subtenant, or the transfer of a majority of the beneficial interest in any other entity (partnership or otherwise) which is the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or a sublease, as the case may be. Tenant agrees to furnish Landlord with such information as Landlord may reasonably request from time to time in order to assure Landlord that neither Tenant nor any permitted subtenant have violated the provisions of this Article. Notwithstanding the foregoing, the trading of Tenant's shares on a public stock market shall not be a transfer or assignment in violation of this Article.

         12.3 Limited-Right of Assignment. Tenant's interest in this lease may be assigned to the buyer of the Business on (but not prior to) the closing date of the sale of the Business; provided, that (x) Landlord shall have received no less than ten (10) days prior notice of such assignment and (y) assignee acknowledges in writing that assignee shall vacate the Property by no later than April 30, 2002 unless this Lease is extended to June 30, 2002 pursuant to
Section 15.1(b) below, in which event assignee shall vacate the Property by no later than June 30, 2002. Tenant shall not be relieved of any of its obligations under this Lease by virtue of any assignment and shall remain fully liable hereunder.

         13. CONDEMNATION. Each party shall give to the other prompt notice of any actual or threatened taking or condemnation of all or any portion of any of the Leased Property. If, during the Term of this Leased Lease, there shall occur a taking or condemnation of all or any substantial portion of the Property, or a deed has been given in lieu thereof, or, if there is pending any proceeding in condemnation or eminent domain for the taking or use of all or any substantial part of the Leased Property, then, in such event, this Lease shall terminate, in which event neither party shall have any further rights or obligations hereunder except as expressly set forth to the contrary herein. If there is a condemnation or taking of any Leased Property which is not deemed to be substantial, this Lease shall continue in effect. In any event, all damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Property, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee; provided, however, that Tenant shall, to the extent that same shall not reduce Landlord's award, be entitled to any award from the condemnor for loss of business and depreciation to, and cost of removal of, stock and fixtures. The terms "condemnation," "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or by power of eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance.

         14. ENVIRONMENTAL COMPLIANCE.

         14.1 Environmental Compliance.

                  (a) Tenant, at its expense, shall comply with all applicable Environmental Laws with respect to its use and occupancy of the Leased Property; provided, however, that nothing herein contained shall be construed as limiting or waiving any of Corum's obligations as seller under the Agreement.

                  (b) No Hazardous Materials, shall be handled, upon, about, above or beneath the Leased Property or any portion thereof by or on behalf of Tenant, or its contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials customarily used in connection with the Permitted Use may be Handled at the Leased Property. Tenant's Hazardous Materials permitted by the foregoing sentence shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws. Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Property.

                  (c) Landlord and Tenant shall immediately notify the other if it receives: (i) any notices or correspondence from the NJDEP (as defined below) alleging the presence or release of any Hazardous Material in, on, around or under the Leased Property; or (ii) any information suggesting or demonstrating the release or presence of any Hazardous Material in, on, around or under the Leased Property.

         14.2 ISRA.

                  (a) Landlord and Tenant acknowledge that the Permitted Use may cause the Leased Property to be subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder and any successor legislation and regulations ("ISRA"). Except as set forth in the Agreement to be obligations of Corum, as seller, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element (the "Element") of the New Jersey Department of Environmental Protection ("NJDEP") in connection with any ISRA compliance required as a result of Tenant's use of the Leased Property. Tenant shall provide copies to Landlord of all materials submitted to and received from NJDEP pursuant to ISRA.

                  (b) Tenant's obligations under this Article shall arise if there is any "closing operations" or "transferring ownership or operations" of an "industrial establishment" as defined by ISRA, at the Leased Property if triggered by Tenant or by a "change in ownership" of Tenant as defined by ISRA; provided however, that as a result of the closing under the Agreement Tenant shall not be obligated to comply with ISRA separately from Corum's pending application, unless required to do so by NJDEP, but Tenant shall file a General Information Notice (GIN) under the existing ISRA case number, if necessary. Prior to the expiration or sooner termination of this Lease, Tenant shall deliver to Landlord evidence of compliance with ISRA, or evidence that no compliance with ISRA is required, in the form of (i) a nonapplicability determination, (ii) a de minimis quantity exemption as set forth in Section 9 of ISRA, (iii) an approved a "No Further Action Letter" as defined by ISRA and issued by NJDEP, or (iv) a letter from NJDEP stating that an approved "Remedial Action Workplan" (as described in (c) below) has been completed and the Leased Property is in full compliance with ISRA.

                  (c) Should NJDEP determine that a "Remedial Action Workplan" as defined under ISRA, be prepared and/or that a "remediation", as defined under ISRA, be undertaken because of any spills or discharges of Hazardous Materials at the Leased Property which occur during the Term of this Lease and which spills are caused by Tenant, its agents, employees or independent contractors, then Tenant shall, at Tenant's own expense, prepare and submit the required information and provide the necessary "funding source" if required, as defined by ISRA, and carry out the approved remediation.

         14.3. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, actions, liabilities, losses, penalties, damages, fines, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel, engineers, other professionals or experts, including those to enforce this indemnity) of any kind whatsoever, foreseen or unforeseen, which Landlord may incur by reason of Tenant's failure to fulfill Tenant's obligations under this Article.

         14.4 Defined Terms. The following terms have the meanings ascribed thereto:

                  Environmental Laws. All now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment, including, without limitation, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) ("Spill Act"), the Solid Waste Management Act (N.J.S.A. 13:1E-1 et seq.), the Resource and Conservation Recovery Act (Section 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA").

                  Handle. Any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Substances. The term defined shall also include other verb forms of the verb "to handle".

                  Hazardous Materials or Hazardous Substances. Any toxic substances, hazardous wastes, or hazardous substances, as defined in or pursuant to any Environmental Law.

         14.5 Survival. Tenant's obligations and liabilities under this Article shall survive the expiration or earlier termination of this Lease.

         15. SURRENDER BY TENANT AT END OF TERM.

         15.1 Termination.

                  (a) This Lease may be terminated upon mutual agreement of the parties.

                  (b) This Lease shall terminate: (i) on April 30, 2002 unless Tenant shall have given notice to Landlord on or before March 31, 2002, that Tenant shall have entered into a contract to sell the Business as a going concern and Tenant requires the extension of this Lease to effectuate an orderly transfer of the assets of Tenant to the buyer of the Business, in which event the Expiration Date of this Lease shall be extended to June 30, 2002, or (ii) in the event that this Lease is otherwise terminated in accordance with its terms, in which event the Expiration Date shall be the date on which this Lease is so terminated.

         15.2 Surrender by Tenant at End of Term. On the Expiration Date, or the earlier termination hereof, unless resulting from the Closing under the Agreement, Tenant shall peaceably and quietly surrender and deliver up to Landlord possession of the Property, vacant and broom clean, in as good condition and repair as at the Commencement Date, ordinary wear and tear and damage by condemnation excepted. By the Expiration Date or earlier termination hereof, Tenant shall remove from the Leased Property all personal property and chattels of Tenant.

         15.3 Landlord's Right to Remove. If Tenant fails to remove Tenant's personal property at such time as Landlord may be entitled to re-enter and take possession of the Leased Property pursuant to any provision of this Lease, Landlord may remove Tenant's personal property from the Leased Property and to dispose of it or place it in a reasonably safe place of storage, such moving, disposal and storage to be at the sole cost and expense of Tenant. Tenant covenants and agrees to pay to Landlord all reasonable expenses which Landlord incurs for such removal, demolition, disposal and storage. Alternatively, at the option of Landlord, Tenant shall be deemed to have abandoned any or all of Tenant's personal property and the same may be disposed of or shall become the property of Landlord.

         15.4 Holdover Rent. If Tenant holds over or remains in possession of the Leased Property after the expiration of the Term or after any earlier termination of this Lease, such holding over or continued possession shall create only a month to month tenancy. Tenant recognizes and agrees that (i) the damage to Landlord resulting from any failure by Tenant to surrender the Leased Property timely will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement, and (ii) the lack of minimum rent payable hereunder has been established in conjunction with and as part of the transactions contemplated by the Agreement, and absent the Agreement, Landlord would not have agreed to lease the Leased Property to Tenant in consideration of payment of only Additional Rent payable hereunder. Therefore, Tenant shall pay rent for the period from the expiration or sooner termination of the Term of this Lease through and including the date when Tenant shall actually vacate and surrender the Leased Property in accordance with and as required by the provisions of this Lease, equal to the aggregate of (a) monthly rent at the rate of $100,000 per month ("Minimum Holdover Rent"), which the parties acknowledge is reasonable and fair compensation for the use of the Leased Property and (b) Additional Rent specified in this Lease. The resulting month to month tenancy may be terminated at any time by either party as of the last day of any calendar month on not less than thirty (30) days' written notice given to the other party.

         16. EVENT OF DEFAULT BY TENANT/OTHER TENANT DEFAULTS.

         16.1 Events of Default. If during the Term there shall occur any of the following events ("Events of Default"):

                  (a) If Tenant shall fail to pay Additional Rent within ten
(10) days after written notice from Landlord; or

                  (b) In the event that Tenant shall fail to observe any other requirement, obligation, agreement, covenant or condition of this Lease, other than the Events of Default expressly set forth in Section 17.1(a), and any such failure shall continue for thirty (30) days after written notice from Landlord specifying the basis for such default, or if such failure cannot reasonably be remedied within such time period, if Tenant shall not diligently commence to remedy such failure within such thirty (30) day time period and thereafter prosecute the same to completion with diligence;

then, at any time following any of such Event of Default, Landlord, may give Tenant notice of termination of this Lease and take possession of the Property, using appropriate judicial process. The giving of such notice to Tenant shall terminate Tenant's right to possession of the Leased Property under this Lease without discharging Tenant from any of its liabilities hereunder.

         16.2 Conditions Precedent. This Lease shall automatically terminate without the requirement of any notice in the event that:

                  (a) either party shall have become insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a deed of trust or assignment for the benefit of creditors; or

                  (b) a petition in bankruptcy, insolvency, receivership, dissolution or similar proceeding shall have been commenced voluntarily by a party; or

                  (c) any such proceeding shall have been commenced involuntarily against a party and the same shall not have been dismissed or effectively stayed within sixty days from the commencement thereof.

         16.3 Right of Re-Entry If Landlord elects to terminate Tenant's right to possession of the Leased Property under Section 16.1 following an Event of Default or under Section 16.2, Landlord shall re-enter and take possession of the Leased Property (using appropriate judicial process), and Tenant shall be obligated to pay to Landlord upon demand, and Landlord shall be entitled to recover of and from Tenant, (a) all Rent payable to the date of termination of Tenant's right to possession, plus (b) the cost to Landlord of all reasonable legal and other expenses and costs (including attorney's fees) incurred by Landlord in obtaining possession of the Leased Property, plus (c) any reasonable costs and expenses incurred in enforcing any provision of this Lease.

         17. SUBORDINATION.

         17.1 Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to all mortgages which may now or hereafter affect the Property (any of the foregoing being herein referred to as a "Superior Mortgage") whether or not such Superior Mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Mortgages. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any certificate that Landlord, the holder of any Superior Mortgage, or any of their respective successors in interest may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

         17.2 Attornment. At the option of Landlord or any successor landlord, including the holder of any Superior Mortgage or the purchaser of the mortgaged premises in foreclosure who shall succeed to the Landlord's interest herein (collectively the "Successor Landlord"), Tenant agrees that neither the foreclosure of a Superior Mortgage, nor the institution of any suit, action, summary or other proceeding against the Landlord or any Successor Landlord, nor any foreclosure proceeding brought by the holder of any such Superior Mortgage to recover possession of the premises covered thereby, shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and at the option and upon the request of any such Successor Landlord, Tenant covenants and agrees to attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not:

                  (a) be liable for any previous act or omission of Landlord under this Lease;

                  (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; and

                  (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the Superior Mortgagee, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

         18. QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Property for the Term of this Lease, subject to the terms and conditions of this Lease.

         19. CERTIFICATES. Tenant and Landlord each agree at any time and from time to time during the Term of this Lease, within 30 days after written request from Landlord or Tenant, as applicable, to execute, acknowledge and deliver to the other party or to such third person as requested by such other party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Additional Rent has been paid in advance, if any, and stating whether or not, to the best of such certifying party's knowledge, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which such certifying party may have knowledge. Such third person shall have the right to rely upon the contents of any such written statement of Tenant or Landlord.

         20. NOTICES. Unless otherwise notified in writing to the contrary, any notice, election or request required or permitted by the terms hereof to be given by any party hereto shall be effectively delivered for all purposes if personally delivered or sent by certified or registered mail, return receipt requested, with first class postage prepaid, or by overnight delivery service with proof of delivery, and if directed to Landlord, properly addressed to it at the address for the Landlord set forth in the preamble of this Lease, with a copy of such notice to the Landlord's attorneys, Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attn: Jeffrey M. Gussoff, Esq., and if directed to Tenant, properly addressed to it at the address for the Tenant set forth in the preamble of this Lease, with a copy of such notice to the Tenant's attorneys, Hoagland, Longo, Moran, Dunst & Doukas, 40 Paterson Street, P.O. Box 480, New Brunswick, New Jersey 08903, Attn: Gary Hoagland, Esq. Every notice, demand, request or other communication hereunder shall be deemed to have been given or served (a) at the time that the same shall be deposited with the overnight courier or deposited in the United States mails, postage prepaid, in the manner aforesaid, or (b) when received if delivered personally or sent by facsimile transmission.

         21. INTERPRETATION. Unless otherwise specified, the rules of construction set forth in this Article shall be applicable for all purposes of this Lease and all documents or instruments supplemental hereto:

                  (a) All references herein to numbered Articles, Sections, Subsections, Schedules or Exhibits are references to the Articles, Sections and Subsections hereof, and the Schedules and Exhibits attached hereto. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to". Singular words include the plural and plural words include the singular. The term "person" shall include natural persons, firms, trusts, partnerships, corporations and any other public and private legal entities. The term "provisions" when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or." The terms "hereto," "herein," "hereof," "hereunder" and similar terms shall refer to this Lease in its entirety, unless the context clearly indicates otherwise. Article, Section, Subsection, Schedule and Exhibit captions are used for convenience and reference only and in no way define, limit or affect the construction of the provisions hereof. No inference in favor of any party shall be drawn from the fact that such party has drafted any portion hereof. All recitals set forth in, and all schedules and exhibits to, this Lease are incorporated by reference in this Lease. The terms "lease" or "sublease" shall mean "lease, sublease, tenancy, subtenancy, letting, subletting, license or sublicense" and the term "tenant" shall mean "subtenant, lessee, sublessee, licensee, sublicensee or occupant." Words importing any gender or number shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or item requires. The term "the date hereof" or like term shall mean the date when a fully executed copy of this Lease has been delivered to both Landlord and Tenant (or their counsel).

                  (b) If any provision of this Lease is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Lease will not be materially and adversely affected thereby, such provision will be fully severable, this Lease will be construed and enforced as if such an illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Lease will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance.

                  (c) All of the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

                  (d) The parties hereto agree that they have mutually prepared and reviewed this Lease and no rules of construction shall be adversely applied against either as the preparer of this Lease.

                  (e) This Lease may be executed simultaneously in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. BROKERAGE REPRESENTATION. Tenant and Landlord each represents and warrants to the other that it knows of no person who is entitled to a commission or sum in lieu thereof in connection with the execution of this Lease or the creation of the tenancy effected by this Lease, and each agrees to save, defend and indemnify the other from and against any claims, costs or damages attributable to any misrepresentation or breach of warranty by the indemnitor hereunder.

         23. ENTIRE AGREEMENT/ NO WAIVER.

         23.1 Entire Agreement. This Lease, and the exhibits attached hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior communications or writings with respect thereto and there are no oral or written understandings, representations or commitments of any kind, express or implied, which are not expressly set forth herein or in the Agreement or on the instruments delivered in connection with the closing under the Agreement.

         23.2 Modifications Must be in Writing. No oral or written modification of this Lease by any officer, agent or employee of Tenant or Landlord, either before or after execution of this Lease, shall be of any force or effect unless such modification is in writing and signed by both parties.

         23.3 No Waiver of Future Violations. The waiver of any breach or failure to enforce any of the terms, covenants or conditions of this Lease shall not in any way (a) affect, limit, modify or waive the future enforcement of such terms, covenants or conditions, or (b) constitute a waiver of any breach or failure of any other terms, covenants or conditions, any course of dealing or custom of the trade notwithstanding, or (c) prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation.

         23.4 No Waiver Upon Receipt of Rent. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept and deposit such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

         23.5 Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any acts required hereunder, other than the payment of Rent, or timely surrender of the Leased Property by Tenant, by reason of Force Majeure, then performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equal to the period of such delay. The term "Force Majeure" means any cause beyond a party's reasonable control, including Acts of God, strikes, blackouts, failure of power, labor troubles, shortage of materials or services, governmental preemption in connection with a national or local emergency, riots, insurrection, the act or failure to act of the other party, or by reason of any rule, order or regulation of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or similar emergency.

         23.6 Further Assurances. From time to time, at the Landlord's or the Tenant's reasonable request and without further consideration, the Tenant or the Landlord, as the case may be, shall execute and deliver such other instruments and take such other actions as the Landlord or the Tenant may request in order to more effectively convey, lease to, invest in the Tenant and to put the Tenant in possession and operating control of all or any part of the Leased Property, and to otherwise consummate the transactions contemplated hereby.

         23.7 Binding Effect. This Lease shall bind and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns.

         23.8 No Third Party Rights. This Lease shall not be construed to create any rights under this Lease in any third party, whether as a third party beneficiary or otherwise. Nothing contained herein may be relied upon or enforced by any person or entity other than the Landlord and the Tenant.

         23.9 No Recording. None of the parties hereto shall have any right to record or file this Lease or any memorandum or other document relating to this Lease prior to the Closing, except for a Notice of Settlement.

         24. NEW JERSEY LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Landlord and Tenant hereby mutually waive their rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Lease Property, and any claim of injury or damage. Tenant hereby waives, to the fullest extent permitted by law, the right to interpose any counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid Rent under this Lease.

         25. CONSENTS. In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies. Whenever Landlord's consent or approval is required under this Lease, and this Lease does not specify that such consent or approval shall not be unreasonably withheld or delayed, Landlord may determine whether to grant or withhold such consent or approval in its sole and absolute discretion, regardless of whether such refusal to consent or approve may be deemed arbitrary. Whenever this Lease requires Landlord's consent or approval, Tenant shall reimburse Landlord on demand as a condition to granting such consent or approval any costs that may be incurred in connection with reviewing the request for consent or approval, including, without limitation, reasonable attorneys' fees.

         26. LIMITATION OF LIABILITY AND INDEMNIFICATION.

         26.1 Limitation on Liability. Landlord shall not be liable to Tenant for (a) any loss, injury or damage to property of Tenant or for any loss of or damage to any property of Tenant or others by theft or action by a third party,
(b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Leased Property or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, (c) any of the foregoing damage, loss or injury caused by operations in construction of any private, public or quasi-public work, or (d) any damage, loss or injury caused by or attributable, in whole or in part, to any latent defect in the Leased Property.

         26.2 Indemnification. Tenant shall indemnify and hold harmless Landlord and all Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims, actions, liabilities, losses, penalties, damages, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel, including those to enforce this indemnity) (collectively the "Damages"), arising from or in connection with:

                  (a) the conduct or management of the Leased Property, or any work or thing whatsoever done, or any condition created in or about the Leased Property during the term of this Lease or any holdover period;

                  (b) any act, omission or negligence of Tenant or any of its permitted subtenants or permitted licensees or its or their partners, directors, officers, agents, employees or contractors;

                  (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the Leased Property; and

                  (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease.

In case any action or proceeding be brought against Landlord and/or any Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, at its expense, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or such Superior Mortgagee. The provisions of this Section 26.2 shall survive the expiration or earlier termination of this Lease.

         26.3 Landlord for the Time Being. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of the Leased Property, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. In no event shall any guardian, trustee, advisor, beneficiary, director, officer, partner, employee, owner or principal or any partner or other person or entity comprising the Landlord (collectively, the "Parties"), be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Leased Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

         27. AUTHORITY.

         27.1 Landlord's Authority. Landlord covenants that Landlord is a corporation duly organized and validly existing under the laws of the State of Delaware. This Lease is, and all other agreements and documents to be delivered by the Landlord hereunder, when executed and delivered by the Landlord in accordance with the provisions hereof and thereof, will be, valid and binding obligations of the Landlord enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         27.2 Tenant's Authority. Tenant covenants that Tenant is a corporation duly organized and validly existing under the laws of the State of New Jersey, and that Tenant is duly authorized to enter into this Lease. This Lease is, and all other agreements and documents to be delivered by Tenant hereunder are valid and binding obligations of Tenant enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized representations and, if applicable, and attested, all as of the day and year first above written.

                                                HIGHLAND PACKAGING LABS, INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                IMCLONE SYSTEMS INCORPORATED



                                                By: ____________________________
                                                    Name:
                                                    Title:

                          EXHIBIT A - LEASED PROPERTY

The Leased Property consists of all of the property except for the hatched area marked on the diagram below:



                          [GRAPHIC OF LEASED PROPERTY]